UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BioTelemetry, Inc.
(Name of Registrant as Specified In Its Charter)

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Notice of 2020 Annual Meeting of Stockholders

The 2020 Annual Meeting of Stockholders of BioTelemetry, Inc. will be held*:
Friday, May 8, 2020
8:30 AM, local time
The Ritz-Carlton Philadelphia
10 Avenue of the Arts
Philadelphia, Pennsylvania 19102
The items of business are:

1.	Election of three Class I director nominees named in the proxy statement to hold office until the 2023 Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	Vote on an advisory resolution to approve the compensation of our named executive officers;

3.	Approval of the BioTelemetry, Inc. Amended and Restated 2017 Employee Stock Purchase Plan;

4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020; and

5.	Conducting any other business properly brought before the meeting and any adjournment or postponement of the meeting.
Only stockholders of record of our common stock at the close of business on March 10, 2020, are entitled to vote at the meeting and any postponements or adjournments of the meeting.
March 24, 2020
Malvern, Pennsylvania

Cody Wm. Cowper
Vice President, Legal and Corporate Secretary
* As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the 2020 Annual Meeting of Stockholders may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be available at investors.gobio.com.
Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 8, 2020
We mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report”), on or about March 24, 2020. Our proxy statement and the 2019 Annual Report are available on our website at www.gobio.com in the “Investors - Financial Information - SEC Filings” section.

Your Vote is Important
It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please vote using the proxy card or voting instruction card as promptly as possible in order to ensure your representation at the meeting. This will not prevent you from voting your shares in person if you are present at the meeting although attendance at the meeting will not by itself revoke a previously granted proxy.

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Proxy Summary
Below are highlights of important information you will find in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
Summary of Stockholder Voting Matters and Recommendations

			For More Information	Board Vote Recommendation
Proposal 1: Election of Three Class I Directors			Page 52	☑ FOR Each Nominee
Joseph H. Capper	Joseph A. Frick	Colin Hill
Proposal 2: Advisory Resolution to Approve the Compensation of Our Named Executive Officers			Page 58	☑ FOR
Vote on an Advisory Resolution to Approve the Compensation of our Named Executive Officers
Proposal 3: Approval of Employee Stock Purchase Plan			Page 60	☑ FOR
Approval of the BioTelemetry, Inc. Amended and Restated 2017 Employee Stock Purchase Plan
Proposal 4: Ratification of Ernst & Young LLP			Page 62	☑ FOR
Ratification of Appointment of Ernst & Young LLP (“EY”) as our Independent Registered Public Accounting Firm for 2020

Our Director Nominees
You are being asked to vote on the election of Joseph H. Capper, Joseph A. Frick and Colin Hill as Class I directors to serve for a three-year term. The number of members of our Board of Directors (“Board”) is currently set at ten members and is divided into three classes, each of which has a three-year term. Class I and II are composed of three members, and Class III is composed of four members. Our Board, by a majority vote of sitting directors, may fill any vacancies unless our Board has determined, by resolution, that any such vacancies shall be filled by our stockholders. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.
The term of office of our Class I directors expires at the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). We are nominating Messrs. Capper, Frick and Hill for re-election at the 2020 Annual Meeting to serve until the 2023 Annual Meeting of Stockholders and until each director’s successor is elected and qualified. Directors are elected by a majority of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Messrs. Capper, Frick and Hill or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, FOR the election of a substitute nominee designated by our Board. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

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Detailed information about each director’s and director nominee’s background and areas of expertise can be found below at “Items To Be Voted On; Proposal 1 - Election of Three Directors as Class I Directors.”

								Other Current Public Company Boards
					Committee Memberships
		Director Since
Name	Age		Occupation	Independent	AC	CC	NCGC
Joseph H. Capper	56	2010	President and Chief Executive Officer, BioTelemetry, Inc.	No	—	—	—	0
Joseph A. Frick	67	2013	Senior Advisor, Diversified Search Inc.	Yes	—	C	—	1
Colin Hill	47	2016	Chairman and Chief Executive Officer, GNS Healthcare, Inc.	Yes	—	M	M	1

Committee:		Committee Role:
AC	Audit Committee	C	Chair
CC	Compensation and Talent Development Committee	M	Member
NCGC	Nominating and Corporate Governance Committee

2019 Performance and Compensation Highlights
Under the leadership of Joseph H. Capper, our President and Chief Executive Officer, and the rest of our management team, we had a record year, posting the highest revenue and adjusted EBITDA in our corporate history. During the year, we acquired Geneva Healthcare, Inc. (“Geneva”) and ADEA Medical AB (“ADEA”). The Geneva acquisition provides access to the monitoring of implantable devices and ADEA broadens our reach into Europe. We saw top-line growth across all segments, led by Healthcare services and also benefited from continued growth in our Research and digital population health businesses resulting in record revenue for the year. We invested in information technology, research and development and sales resources, which we expect will enhance our operations and drive growth for years to come. Compared to 2018, revenue grew by 9.9% and adjusted EBITDA grew by 9.1%.
(For a reconciliation of 2019 GAAP net income to adjusted EBITDA, please see “Executive Compensation; Non-GAAP Financial Measures” below).

2	2020 Proxy Statement

The following table shows the components of 2019 compensation paid to our named executive officers (“NEOs”). This table is not a substitute for our 2019 Summary Compensation Table set forth within “Executive Compensation; Compensation Tables” below.
2019 Summary Compensation

Name and Principal Position	Salary ($)	Grant Date Fair Value of Stock Awards ($)	Grant Date Fair Value of Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Joseph H. Capper President and Chief Executive Officer	654,692	1,776,535	1,148,393	540,790	12,745	4,133,155
Heather C. Getz Executive Vice President, Chief Financial and Administrative Officer	404,541	640,435	413,980	200,490	11,654	1,671,100
Fred (Andy) Broadway III President, BioTel Heart	356,411	322,490	208,466	147,190	21,034	1,055,591
Daniel Wisniewski Senior Vice President, Technical Operations	348,411	252,052	162,948	143,910	14,221	921,542
Peter F. Ferola Former Senior Vice President and General Counsel	345,411	249,942	161,494	142,680	12,145	911,672
For 2019, 80% of our Chief Executive Officer’s target total compensation and an average of 60% of our other NEOs’ target total compensation was variable or performance-based compensation. We believe this compensation design encourages our executives to achieve our stated financial goals while aligning with the long-term interests of our stockholders. The 2019 target compensation mix of our Chief Executive Officer and our other NEOs is presented in the charts below:

Key Compensation Features

•	No tax gross-ups, including no excise tax gross-ups.

•	No “single trigger” feature on parachute payments in employment agreements.

•	No hedging of company stock or engaging in any speculative trading with respect to our common stock.

•	Engagement of independent compensation consultant.

•	Option repricing forbidden without stockholder approval.

•	Have not paid any dividend equivalents.

•	Maintain stringent stock-ownership requirements for NEOs.

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•	Maintain a clawback policy allowing us to recoup incentive compensation paid in the event of a material restatement of our financial statements.

Auditors
EY has been our auditors since 2004. Below is summary information with respect to EY’s fees for services provided in 2019 and 2018.

Type of Fees	2019	2018
Audit Fees(1)	$1,810,904	$1,909,825
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	10,000
All Other Fees(4)	5,200	5,200
Total	$1,816,104	$1,925,025

(1)	Audit fees were principally for services rendered for the audit and/or review of our consolidated financial statements.

(2)	Audit-related fees have historically consisted of professional services related to business combinations. There were no Audit-related fees in 2019 or 2018.

(3)	Tax fees consisted of fees billed for professional services performed by EY with respect to tax compliance, tax advice and tax planning.

(4)	All other fees consists of a subscription fee for EY’s accounting research tool.

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General Information About the Meeting
Proxy Solicitation
Our Board is soliciting your vote on matters that will be presented at the 2020 Annual Meeting and at any adjournment or postponement thereof. This proxy statement contains information on these matters to assist you in voting your shares.

Stockholders Entitled to Vote
All stockholders of record of our common stock, par value $0.001 per share, at the close of business on March 10, 2020, are entitled to receive the Notice and to vote their shares at the 2020 Annual Meeting. As of that date, 34,077,819 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.

Voting Methods
You may vote at the 2020 Annual Meeting by delivering a proxy card in person or you may cast your vote in any of the following ways:

Mailing your signed proxy card or voter instruction card.	Using the internet at www.voteproxy.com.	Calling toll-free from the United States, U.S. territories and Canada to 1-800-776-9437.

How Your Shares Will Be Voted
In each case, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted FOR each of the proposals. If you sign and return your proxy marked “abstain” on any proposal, your shares will not be voted on that proposal. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised by submitting a later-dated proxy in one of the manners authorized and described in this proxy statement (i.e. via mail, internet or telephone). You may also provide our Corporate Secretary with notice of revocation or a duly executed proxy bearing a later date so long as it is delivered to our Corporate Secretary at our principal executive offices prior to the beginning of the Annual Meeting or given to our Corporate Secretary at the Annual Meeting prior to the time your proxy is voted at the Annual Meeting. You may also vote in person at the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy. If your shares are held by your broker, bank or other holder of record as a nominee or agent (i.e. the shares are held in “street name”), you should follow the instructions provided by your broker, bank or other holder of record.
Deadline for Voting. The deadline for voting by telephone or internet is 11:59 PM Eastern Time on May 7, 2020. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

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Broker Voting
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the internet.
A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. The following table summarizes how broker non-votes and abstentions are treated with respect to our proposals:

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
Proposal 1 – Election of three Class I Directors to hold office until the 2023 Annual Meeting of Stockholders	Majority of the shares present or represented by proxy and entitled to vote on the proposal	Abstentions will have the effect of negative votes. Broker non-votes will not be taken into account in determining the outcome of the proposal.	No
Proposal 2 – Vote on an advisory resolution to approve the compensation of our named executive officers	Majority of the shares present or represented by proxy and entitled to vote on the proposal	Abstentions will have the effect of negative votes. Broker non-votes will not be taken into account in determining the outcome of the proposal.	No
Proposal 3 – Approval of the BioTelemetry, Inc. Amended and Restated 2017 Employee Stock Purchase Plan	Majority of the shares present or represented by proxy and entitled to vote on the proposal	Abstentions will have the effect of negative votes. Broker non-votes will not be taken into account in determining the outcome of the proposal.	No
Proposal 4 – Ratification of appointment of EY as our independent registered public accounting firm for the year ending December 31, 2020	Majority of the shares present or represented by proxy and entitled to vote on the proposal	Abstentions and broker non-votes will have the effect of negative votes.	Yes

6	2020 Proxy Statement

Board Facts

Qualifications and Skills Represented by Our Directors

Executive and Clinical Leadership	Healthcare Industry Experience	Technology Expertise	Complex/Diversified Organizations
Financial Experience	Regulatory & Policy Setting Experience	Institutional Investor Expertise	Strategic Planning
Risk Management	Marketing Expertise	Global Operations	Human Resources
Other Board Highlights

•	Mandatory retirement policy at age 75, absent special circumstances.

•	Stock ownership requirements equal to five times each director’s base annual retainer.

•	None of our directors serve on more than one other public company board.

•	Strong Board oversight of risk management and compliance process.

•	No material related person transactions in 2019.

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Quorum
We must have a quorum to conduct business at the 2020 Annual Meeting. A quorum consists of the presence at the meeting either in person or represented by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote. For the purpose of establishing a quorum, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, and broker non-votes are considered stockholders who are present and entitled to vote, and count toward the quorum.  If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy or the chairperson of the meeting may adjourn the meeting to another date.

Mailings to Multiple Stockholders at the Same Address
We have adopted a procedure called “householding.” Under this procedure, stockholders of record who share the same last name and address will receive only one copy of the Notice unless we are notified that one or more of these stockholders wishes to continue receiving additional copies.
We will continue to make a proxy card available to each stockholder of record. If you prefer to receive multiple copies of the Notice at the same address, or if you are eligible for householding but you and other stockholders of record with whom you share the same last name and address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy, please contact us in writing: Corporate Secretary, BioTelemetry, Inc., 1000 Cedar Hollow Road, Malvern, PA 19355, or by telephone: (610) 729-7000. Beneficial stockholders can request information about householding from their broker, bank or other holder of record.

Proxy Solicitation Costs
We pay the cost of soliciting proxies. Proxies will be solicited on behalf of our Board by mail, telephone, and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We have engaged D.F. King & Co., a professional proxy solicitation firm, located at 48 Wall Street - 22nd Floor, New York, New York 10005, to assist with the solicitation of proxies for a fee of $7,500 plus reasonable out-of-pocket expenses. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Results of the 2020 Annual Meeting
We will report final voting results from the 2020 Annual Meeting on a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the conclusion of the 2020 Annual Meeting.

8	2020 Proxy Statement

Corporate Governance and Board Matters
During 2019, our Board met four times and had periodic calls on key business and organizational topics. Each director attended at least 75% of our Board meetings and the meetings of our Board committees on which they served. It is our policy to invite our directors and nominees for director to attend our annual meetings of stockholders. All of our directors then in office attended our 2019 Annual Meeting of Stockholders, and we expect that all of our current directors and nominees for director will attend our 2020 Annual Meeting.
Our principal governance documents are our Board committee charters, Code of Business Conduct and Ethics and Corporate Governance Guidelines. Aspects of our governance documents are summarized below.
We encourage our stockholders to read our governance documents, as they present a comprehensive picture of how our Board addresses its governance responsibilities to ensure our vitality and success. The documents are available in the “Investors—Corporate Governance” section of our website at www.gobio.com and copies of these documents may be requested by writing to our Corporate Secretary, BioTelemetry, Inc., 1000 Cedar Hollow Road, Malvern, PA 19355.

Code of Business Conduct and Ethics
All of our employees, officers and directors are required to comply with our Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Board Leadership Structure
Our Board is currently composed of an independent Chairperson of the Board and independent committees of the Board. Kirk E. Gorman has served as a member of our Board since 2008 and the Chairperson of our Board since October 2011.
As Chairperson, Mr. Gorman leads the activities of our Board, including:

•	calling meetings of the Board and independent directors;

•	setting the agenda for Board meetings in consultation with the Chief Executive Officer and Corporate Secretary;

•	chairing executive sessions of the independent directors; and

•	acting as an advisor to Mr. Capper on strategic aspects of the Chief Executive Officer role with regular consultations on major developments and decisions likely to interest our Board.
Our Board believes its leadership structure effectively allocates authority, responsibility and oversight between management and the independent members of our Board. It gives primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while the Chairperson facilitates our Board’s independent oversight of management, promotes communication between management and our Board, and leads our Board’s consideration of key governance matters.

Our Board’s Role in Risk Oversight
Our Board recognizes the importance of effective risk oversight in running a successful business, and in fulfilling its fiduciary responsibilities to us and our stockholders. While the Chief Executive Officer, the Vice President, Legal and other members

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of our senior leadership team are responsible for the day‑to‑day management of risk, our Board is responsible for ensuring that an appropriate culture of risk management exists within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile and assisting management in addressing specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, legal risks, regulatory risks, climate-related risks, operational risks and cybersecurity risks. While our Board focuses on the overall risks affecting us, each committee has been delegated the responsibility for the oversight of specific risks that fall within its area of responsibility. For example:

•
our Compensation and Talent Development Committee (the “Compensation Committee”) is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risk for the Company;

•	our Audit Committee oversees management of financial reporting, compliance and litigation risks as well as the steps management has taken to monitor and control such exposure; and

•	our Nominating and Corporate Governance Committee manages risks associated with the independence of our Board, potential conflicts of interest and the effectiveness of our Board.
Although each committee is responsible for evaluating certain risks and overseeing the management of those risks, the full Board is regularly informed about those risks through committee reports.
Our Board believes that our current leadership structure best facilitates its oversight of risk by combining independent leadership, through the independent Chairperson, independent Board committees and majority independent Board composition. The Chairperson, independent committee chairs and other independent directors also are experienced professionals or executives who can and do raise issues for Board consideration and review. Our Board believes there is a well‑functioning and effective balance between the independent Chairperson and non‑executive Board members, which enhances risk oversight.

10	2020 Proxy Statement

Committees
Our Board has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. Each committee consists solely of independent directors. Each committee has a written charter, each of which is posted in the “Investors—Corporate Governance” section of our website at www.gobio.com. You may request a printed copy of each committee’s charter from our Corporate Secretary.

Audit Committee

Anthony J. Conti (Chair) Laura N. Dietch Kirk E. Gorman Robert J. Rubin, M.D. 2019 Meetings: 6
Our Audit Committee assists our Board in its oversight of (1) our corporate accounting and financial reporting processes; (2) our systems of internal control over financial reporting and audits of our financial statements; (3) the quality and integrity of our financial statements and reports; and (4) the qualifications, independence and performance of the firm or firms of certified public accountants engaged as our independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. In carrying out these responsibilities, our Audit Committee, among other things:
•    reviews and discusses our annual and quarterly financial statements with management and the independent auditors;
•    manages our relationship with the independent auditors, including having sole authority for their appointment, compensation, retention and oversight;
•    reviews the scope of their work; approving audit and non-audit services; and confirming the independence of the independent auditors;
•    confers with management and the independent auditors, as appropriate, regarding the scope, adequacy and effectiveness of our internal control over financing reporting; and
•    reports to our Board with respect to material issues that arise regarding the quality or integrity of our financial statements, our compliance with legal or regulatory requirements, the performance or independence of the independent auditors or such other matters as our Audit Committee deems appropriate from time to time.
Pursuant to the NASDAQ Marketplace Rules (the “NASDAQ Listing Rules”), each member of our Audit Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, our Board has determined that both Messrs. Conti and Gorman are “audit committee financial experts” within the meaning of SEC regulations and have financial sophistication in accordance with the NASDAQ Listing Rules. All members of our Audit Committee are independent within the meaning of applicable SEC rules and regulations and the NASDAQ Listing Rules.

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Compensation Committee

Joseph A. Frick (Chair) Colin Hill Tiffany Olson Rebecca W. Rimel 2019 Meetings: 4
Our Compensation Committee develops our overall compensation philosophy, and, either as a committee or together with the other independent directors:
•    recommends to our Board our executive compensation programs;
•    makes all decisions about the compensation of our executive officers (with the exception of our Chief Executive Officer);
•    evaluates the Chief Executive Officer’s performance in light of the goals and objectives approved by our Board and recommends to the full Board the Chief Executive Officer’s base salary, and short-term and long-term incentive compensation;
•    oversees our cash and equity-based incentive compensation plans;
•    oversees and approves our management continuity planning process;
•    reviews our workforce demographics and metrics related to hiring, promotions, employee turnover and diversity; and
•    reviews our initiatives related to employee training and development, culture and mission, employee engagement and civic involvement, including our formal, three-part training program that substantially all of our manager-level and above employees partake in and our yearly company-wide anti-corruption and compliance training.
Additional information about the roles and responsibilities of our Compensation Committee can be found under the heading “Executive Compensation; Compensation Discussion and Analysis.”  All members of our Compensation Committee are independent within the meaning of the NASDAQ Listing Rules.

Nominating and Corporate Governance Committee

Rebecca W. Rimel (Chair) Laura N. Dietch Colin Hill Tiffany Olson Robert J. Rubin, M.D. 2019 Meetings: 4
Our Nominating and Corporate Governance Committee oversees all aspects of our corporate governance functions on behalf of our Board, including:
•    making recommendations to our Board regarding corporate governance issues;
•    identifying, reviewing and evaluating candidates to serve as Board members consistent with criteria approved by our Board and reviewing and evaluating incumbent directors;
•    serving as the focal point for communication among Board candidates, non-committee directors and our management;
•    nominating candidates to serve as directors;
•    making recommendations to our Board regarding affairs relating to our directors;
•    overseeing our director orientation and continuing education programs;
•    overseeing our available defense mechanisms; and
•    overseeing matters impacting our image and reputation and our standing as a responsible corporate citizen.
All members of our Nominating and Corporate Governance Committee are independent within the meaning of the NASDAQ Listing Rules.

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Director Independence
The NASDAQ Listing Rules require that a majority of our Board and all members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be composed of directors who are “independent,” as such term is defined by the NASDAQ Listing Rules. Each year, our Board undertakes a review of director independence, which includes a review of each director’s responses to questionnaires asking about any relationships with us. This review is designed to identify and evaluate any transactions or relationships between a director or any member of their immediate family and us, or members of our senior management or other members of our Board, and all relevant facts and circumstances regarding any such transactions or relationships. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of their family members, and us, in early 2020 our Board affirmatively determined that all of our directors are “independent” other than Mr. Capper, our President and Chief Executive Officer, who is not an independent director by virtue of his employment with us and Dr. Rietiker who is not an independent director by virtue of his prior employment with LifeWatch, which is a subsidiary of the Company. Dr. Rietiker's employment ceased on October 31, 2018. At such time, Dr. Rietiker and LifeWatch GmbH entered into a Termination Agreement, which entitled Dr. Rietiker to a CHF 675,000 payment for notice and bonus pay, a CHF 9,000 payment for expenses, and a CHF 38,259 pension contribution. All of these payments were made in 2018 with the exception of CHF 450,000, which was paid on January 15, 2019.

Compensation Committee Interlocks and Insider Participation
None of our executive officers or employees serve as a member of the compensation committee, or other committee serving an equivalent function, of any entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee. None of the members of our Compensation Committee has ever been an officer or employee of ours.

Executive Sessions of Independent Directors
Our Board also holds regular executive sessions of only independent directors to conduct a self-assessment of its performance and to review management’s strategy and operating plans, the criteria by which our Chief Executive Officer and other senior executives are measured, management’s performance against those criteria and other relevant topics. In 2019, our independent directors held four executive sessions.

Communicating with Our Board
Our Board has adopted a formal process by which stockholders may communicate with our Board or any of its directors. Stockholders wishing to communicate with our Board or an individual director may send a written communication to our Board or such director at our corporate office. Each communication will be reviewed by our Corporate Secretary to determine whether it is appropriate for presentation to our Board or such director. Communications determined by the Corporate Secretary to be appropriate for presentation to our Board or such director will be submitted to our Board or such director on a periodic basis. Additionally, stockholders may contact our Chairperson directly as detailed in our Corporate Governance Guidelines. This information is available in the “Investors—Corporate Governance” section of our website at www.gobio.com.

Nomination of Director Candidates
Candidates for nomination to our Board are selected by our Nominating and Corporate Governance Committee in accordance with its charter, our Amended and Restated Certificate of Incorporation and our Bylaws. All persons recommended for nomination to our Board, regardless of the source of the recommendation (including director candidates recommended by stockholders), are evaluated in the same manner by our Nominating and Corporate Governance Committee.

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Our Board and our Nominating and Corporate Governance Committee consider, at a minimum, the following candidate qualifications:

•	ability to read and understand basic financial statements;

•	diversity;

•	personal integrity and ethics;

•	background, skills and experience;

•	expertise upon which to be able to offer advice and guidance to management;

•	ability to devote sufficient time to the affairs of the Company;

•	ability to exercise sound business judgment; and

•	commitment to rigorously represent the long‑term interests of our stockholders.
Candidates for director are reviewed in the context of the current composition of our Board, our operating requirements and the long-term interests of stockholders. In conducting its assessment, our Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of us and our Board, in an effort to maintain a balance of knowledge, experience and capability.
Our Nominating and Corporate Governance Committee places a high priority on identifying individuals with diverse skill sets and types of experience, including identification of individuals from the medical professional and medical device communities. In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee reviews each director’s overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the director’s independence. In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent.
Our Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates but may also engage, if it deems appropriate, a professional search firm. Our Nominating and Corporate Governance Committee typically conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. Our Nominating and Corporate Governance Committee typically meets to discuss and consider the candidates’ qualifications and then selects a nominee by majority vote.
Under the heading “Items to Be Voted On; Proposal 1 - Election of Three Directors as Class I Directors; Director Qualifications and Biographies” below in this proxy statement, we provide an overview of each director’s and director nominee’s principal occupation, business experience and other directorships of publicly traded companies, together with the qualifications, experience, key attributes and skills our Nominating and Corporate Governance Committee and our Board believe will best serve the interests of our Board, the Company and our stockholders.
Stockholders who wish to recommend or nominate director candidates must provide information about themselves and their candidates and comply with procedures and timelines contained in our Bylaws. These procedures are described under “Other Information; 2021 Stockholder Proposals or Nominations” below in this proxy statement.

Related Person Transactions and Procedures
Our Board has adopted a written policy and procedures relating to our Audit Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements under SEC regulations. A “related person” includes our directors, executive officers, 5% stockholders, as well as immediate family members of such persons and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee, or, where review by our Audit Committee would be inappropriate, to another independent body of our Board, for review. The presentation must include a

14	2020 Proxy Statement

description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available.
In approving a transaction, our Audit Committee will take into account, among other factors, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally. Our policy requires that, in reviewing a related person transaction, our Audit Committee must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as our Audit Committee determines in the good faith exercise of its discretion.
Our Audit Committee reviews and pre-approves certain types of related person transactions, including the following:

•	director and executive officer compensation that is otherwise required to be reported in our proxy statement under SEC regulations;

•	certain transactions with companies at which the related person is an employee only; and

•	charitable contributions that would not disqualify a director’s independent status.
We have no related person transactions required to be reported under applicable SEC rules.

2020 Proxy Statement	15

Director Compensation
2019 Director Compensation
Under our compensation program for non-employee directors, our non-employee directors receive the following forms of consideration for service on our Board, consistent with those received in 2018:

•	an annual retainer of $55,000, payable, at the director’s election, in cash, restricted stock units (“RSUs”) or 50% cash and 50% RSUs;

•	an annual grant of RSUs with a grant date fair value of $130,000;

•
fees for committee membership in the following amounts: (i) $7,500 for Audit Committee membership, (ii) $7,500 for Compensation Committee membership and (iii) $7,500 for Nominating and Corporate Governance Committee membership, in each case payable, at the director’s election, in cash, RSUs or 50% cash and 50% RSUs; and

•
fees for committee chair positions in the following amounts: (i) $20,000 for Audit Committee Chair, (ii) $17,500 for Compensation Committee Chair and (iii) $15,000 for Nominating and Corporate Governance Committee Chair, in each case payable, at the director’s election, in cash, RSUs or 50% cash and 50% RSUs.

Our Chairperson also receives an additional retainer of $55,000, payable, at his election, in cash, RSUs or 50% cash and 50% RSUs.
Historically, all RSU grants, including those paid in connection with the annual retainer and committee fees, had a 100% retention requirement since shares were not to be delivered until Board service terminated. Therefore, upon termination of Board service, a director would receive all common stock underlying the RSUs that had vested as of that date. In connection with our Board’s adoption of a stock ownership and holding policy applicable to directors in 2018, our Board eliminated the retention requirement for RSU grants in connection with the annual retainer, annual grant of RSUs and the retainer paid to our Chairperson so long as prior to the grant date such director elects to take distribution in the form of common stock when the RSU vesting occurs.
2019 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Kirk E. Gorman	86,250	192,604	278,854
Anthony J. Conti	75,000	130,048	205,048
Laura N. Dietch	31,250	130,048	161,298
Joseph A. Frick	36,250	166,369	202,619
Colin Hill	70,000	130,048	200,048
Tiffany Olson	15,625	161,326	176,951
Stephan Rietiker, M.D.	55,000	147,055	202,055
Rebecca W. Rimel	77,500	130,048	207,548
Robert J. Rubin, M.D.	15,000	185,093	200,093
Fees Earned or Paid in Cash
The amounts in the “Fees Earned or Paid in Cash” column are retainers earned and elected to be paid in cash for serving on our Board, its committees and as committee chairs and as our Chairperson. All cash payments are paid in four quarterly installments on the first business day of each calendar quarter beginning with the first calendar quarter following the date of the annual meeting.

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Stock Awards
The amounts in the “Stock Awards” column reflect the grant date fair value of RSUs awarded in 2019. The fair value of stock-based compensation is determined in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. The fair value per unit of the RSUs granted to the directors on May 3, 2019 was $53.65.
Historically, all RSUs vested in four successive quarters following the award date and were distributed in the form of common stock on the earliest to occur of the non-employee director’s death, disability, separation from service or a change in the ownership or effective control of the Company. For all RSU grants made to directors since 2017, vesting occurs in full on the first anniversary of the award date. Additionally, beginning with the RSU grants made to directors in 2018, but excluding those RSU grants in connection with service on a committee, each non-employee director may elect at the time of grant to take distribution in the form of common stock when (i) the RSU vesting occurs or (ii) the earliest to occur of the non-employee director’s death, disability, separation from service or a change in the ownership or effective control of the Company.
All Other Compensation
We reimburse our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of the Board and committees of the Board.
Outstanding Director Equity Awards at December 31, 2019
The following table contains information on the equity awards granted to our directors that remained outstanding as of December 31, 2019.

Aggregate Number of Unvested RSUs
Name	(#)
Kirk E. Gorman	3,590
Anthony J. Conti	2,424
Laura N. Dietch	2,424
Joseph A. Frick	3,101
Colin Hill	2,424
Tiffany Olson	3,007
Stephan Rietiker, M.D.	2,741
Rebecca W. Rimel	2,424
Robert J. Rubin, M.D.	3,450

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Executive Officers
Executive Officer Biographies
The following are biographical summaries of our executive officers and their ages, except for Mr. Capper, whose biography is included under the heading “Items To Be Voted On; Proposal 1 - Election of Three Directors as Class I Directors; Our Nominees” in this proxy statement.

Heather C. Getz , CPA

Age: 45 Executive Vice President, Chief Financial and Administrative Officer
Ms. Getz is our Executive Vice President, Chief Financial and Administrative Officer. She joined us in 2009 as our Vice President, Finance, was promoted to Chief Financial Officer in May 2010, and subsequently expanded her role in 2019 to include the responsibilities of Chief Administrative Officer. From April 2008 to May 2009, Ms. Getz was Vice President of Finance at Alita Pharmaceuticals, Inc., a privately held specialty pharmaceutical company, where she was responsible for all areas of finance, accounting and information systems. Prior to joining Alita Pharmaceuticals, Inc., from March 2002 to April 2008, Ms. Getz held various financial leadership positions at VIASYS Healthcare Inc., a healthcare technology company acquired by Cardinal Health, Inc. in July 2007, including directing the company’s global financial planning, budgeting and analysis, and external reporting functions. From June 1997 to February 2002, Ms. Getz began her career at Sunoco, Inc., where she held various positions of increasing responsibility. Ms. Getz received her undergraduate degree in Accountancy and a Master of Business Administration degree from Villanova University.

Fred (Andy) Broadway III

Age: 50 President, BioTel Heart
Mr. Broadway was named President, BioTel Heart in January 2018. In this role, Mr. Broadway has leadership for all sales, marketing, customer service, monitoring, contracting, reimbursement and distribution teams supporting the Healthcare Services business.
Mr. Broadway joined us in June 2009 as our Vice President, Marketing, bringing 15 years of progressive leadership experience in sales and marketing, including extensive therapeutic knowledge in Cardiology and Neurology. In September 2012, Mr. Broadway was promoted to Senior Vice President, Marketing, and in January 2013, Mr. Broadway became our Senior Vice President, Sales and Marketing. Prior to joining us, from 2006 to June 2009, Mr. Broadway was Director of Marketing at Bristol Myers Squibb, leading the commercialization launch efforts of a potential new therapy for the treatment of stroke prevention in atrial fibrillation.
Earlier in his career, Mr. Broadway was on the marketing team at Pfizer, responsible for developing yearly and long-term strategic plans, brand and portfolio positioning, asset life cycle development, and overseeing commercialization tactics for several leading brands. Mr. Broadway started his career with Sanofi Pharmaceuticals, where he held numerous positions of increasing responsibility including sales, marketing, and eventually leadership positions in both sales and marketing. Mr. Broadway received his undergraduate degree in Zoology from Auburn University.

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Manish Wadhwa, M.D., F.H.R.S.

Age: 50 Chief Medical Officer
Dr. Wadhwa joined our family of companies in March 2019 as part of the Geneva acquisition. He is an actively practicing, board-certified cardiologist and cardiac electrophysiologist. After interviewing for medical school at the age of 16, Dr. Wadhwa enrolled in Penn State University’s Thomas Jefferson Medical College Six Year BSc-MD program. Upon completion, Dr. Wadhwa trained in internal medicine and general cardiology at Thomas Jefferson University Hospital in Philadelphia, PA. He completed his cardiology training with two years of advanced fellowship in cardiac electrophysiology at the University of California at San Diego. Dr. Wadhwa has expertise in both implanted device management and follow-up as well as invasive and non-invasive treatments of arrhythmias. He has been serving the San Diego community in private practice since 2000. Dr. Wadhwa has served on the physician advisory boards of Medtronic, Boston Scientific, Biotronik, St. Jude Medical and Sanofi-Aventis, and is a fellow of the Heart Rhythm Society (F.H.R.S.). Dr. Wadhwa has authored numerous medical papers, lectures on clinical issues in cardiac electrophysiology and continues to be involved with post-market evaluations of commercially available implanted device leads and generators.

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Executive Compensation
Executive Summary
Our Compensation Philosophy and Goals
We believe that our long-term success is directly related to our ability to attract, motivate and retain highly talented individuals with outstanding ability and potential who are committed to continually improving financial performance, achieving profitable growth and enhancing stockholder value.
To that end, our compensation program is generally designed to provide performance-oriented incentives that fairly compensate our executive officers and enable us to attract, motivate and retain executives with outstanding ability and potential. Our compensation program consists of both short-term and long-term components, including cash and equity-based compensation, and is intended to reward consistent performance that meets or exceeds formally established corporate and financial performance goals and objectives. Our Compensation Committee and our senior management are focused on providing an appropriate mix of short-term and long-term incentives. Our compensation program provides long-term incentives to ensure that our executives continue in employment with us and directly tie executive compensation to the generation of long-term stockholder value.
The Management Incentive Plan (“MIP”), our annual cash incentive bonus plan, is based primarily on two financial measures and several corporate performance objectives. The two financial measures are revenue and adjusted EBITDA†, which is our earnings before interest, taxes, depreciation and amortization, adjusted to exclude loss from noncontrolling interest, total other expense, net, other charges and stock compensation expense (for the 2019 reconciliation of GAAP net income to adjusted EBITDA, see “Non-GAAP Financial Measures” below). The corporate performance objectives vary by year and are intended to encourage our executives to build and maintain an infrastructure that supports growth and strategy and increases revenues. In 2019, these corporate performance objectives included achieving volume growth in certain products and services, expanding the sales force, consolidating certain software programs and accomplishment of certain strategic initiatives.
The same metrics utilized for our MIP are referenced for determining initial awards under our Long-Term Incentive Plan (“LTIP”). Historically, the long-term incentive awards were split equally between RSUs and stock options. Beginning in 2018, the long-term incentive awards are allocated between RSUs, stock options and performance-based stock units (“PSUs”). The RSUs vest in full on the third anniversary of the grant date, 25% of the stock options vest annually on the anniversary of the grant date over a four-year period and the PSUs vest at the end of a three-year period only if long-term financial goals have been achieved, with the number of vested shares then increased or decreased based on our total shareholder return relative to the companies in the Russell 2000 Index during the same period. We believe that the time-vested aspect of the RSUs, stock options and PSUs promotes the retention of key talent and encourages stock ownership. Additionally, the PSUs encourage the achievement of long-term performance objectives and total return to shareholders.
† Other companies may calculate adjusted EBITDA in a different manner.

Most Recent Say-on-Pay Results
We have determined that our stockholders should vote on a say-on-pay proposal every year, consistent with the preference expressed by our stockholders at our 2019 Annual Meeting of Stockholders. At our 2019 Annual Meeting of Stockholders, we held a stockholder “Say-on-Pay” advisory vote to approve the compensation of our NEOs as disclosed in our proxy statement. Stockholders expressed overwhelming support for the compensation of our NEOs, with approximately 97% of the votes (present at the meeting and entitled to vote) approving NEO compensation.
Our Compensation Committee considered this vote as demonstrating strong support for our compensation programs and continued to apply the same effective principles and philosophies that have been applied in prior years when making compensation decisions for 2019. These principles and philosophies are highlighted above and described more fully below.

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The next advisory vote on executive compensation will take place at our 2021 Annual Meeting of Stockholders, and the frequency of the advisory vote on executive compensation will take place at our 2023 Annual Meeting of Stockholders.

2019 Financial Highlights
2019 was a record year for us. We delivered exceptional financial performance in 2019, posting the highest revenue and adjusted EBITDA in our corporate history. Compared to 2018, revenue grew by 9.9% and adjusted EBITDA grew by 9.1%.

Non-GAAP Financial Measures
The following table reconciles 2019 GAAP net income to adjusted EBITDA for short-term and long-term incentive purposes relating to the MIP and LTIP financial metrics set forth in this proxy statement. Management uses adjusted EBITDA so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the performance of the Company for the period being reported. Adjusted EBITDA excludes certain non-cash and non-operating items to facilitate comparisons and provides a meaningful measurement that is focused on the performance of our ongoing operations.
2019 Financial Measures

Consolidated Performance (in thousands)
Net income — GAAP	$29,844
Provision for income taxes	9,884
Total other expense	13,023
Other charges(1)	15,004
Depreciation and amortization expense(2)	42,575
Stock compensation expense	13,376
Adjusted EBITDA(3)	$123,706

(1)
For the year ended December 31, 2019, other charges were due primarily to $7.0 million of patent litigation and other legal costs, $4.9 million of integration and other expenses related to our acquisitions, $3.0 million of charges related to our October 2019 information technology incident and $0.4 million for other non-recurring activities, partially offset by a $0.2 million favorable change in the fair value of acquisition-related contingent consideration.

(2)
For the year ended December 31, 2019, depreciation and amortization expense excludes approximately $0.4 million of expense related to the write-off of assets as a result of the dissolution of entities acquired as part of the LifeWatch acquisition in 2017. This expense is included in Other charges.

(3)	A full discussion of components of adjusted EBITDA is found in our fourth-quarter 2019 earnings press release furnished on our Current Report on Form 8-K with the SEC on February 26, 2020.

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Executive Compensation Elements

Compensation Element	Objectives	Key Features
Base Salary
Fair and competitive compensation to attract, retain and reward executive officers by providing a fixed level of cash compensation tied to responsibility, experience, skills and capability relative to the market.

•    Annual cash compensation that is not at risk.
•    Targeted to the 50th percentile of our peer group, with variations based on experience, skills and other factors.
•    Adjustments considered annually based on level of pay relative to our peer group, individual responsibilities and individual and corporate performance.

MIP Award
Focuses executives on annual results by rewarding them for achieving key budgeted financial and corporate performance targets.
Links executives’ interests with those of stockholders by promoting profitable growth.
Helps retain executives by providing market-competitive compensation.

•    At-risk cash awards based on revenue, adjusted EBITDA and certain corporate performance objectives.
•    Annual awards vary from 0% to 200% of the targeted amount.
•    Cash bonuses are generally paid out within the first quarter.
•    Targeted so that the total of base salary and bonus approximates the 50th percentile of our peer group if the earned bonus is 100% of the targeted amount.

LTIP Award (RSUs, Stock Options and PSUs)
Aligns executives’ interests with those of stockholders by linking compensation with financial and corporate performance.
Drives stockholder value.
Provides a retention incentive for key employees through multi-year RSU, stock option and PSU vesting.
Promotes a sensible balance of risk and reward, without encouraging unnecessary or unreasonable risk-taking.
Rewards key employees for demonstrated value creation.

•    At-risk, long-term compensation.
•    Targeted so that total compensation approximates the 50th percentile of our peer group (actual grant values may vary from the LTIP Target Value, as defined below, based on consideration of both company and individual executive performance).
•    RSUs vest on the third anniversary of the grant date; stock options vest in annual increments over a four-year period; and PSUs vest at the end of a three-year period only if long-term financial goals have been achieved, with the number of vested shares then increased or decreased based on our total shareholder return relative to the companies in the Russell 2000 Index during the same period.
•    Performance-based equity awards encourage the achievement of long-term performance objectives and total return to shareholders.
•    Time-based equity awards encourage stock ownership and promote the retention of NEOs.

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2019 MIP Bonuses (Cash)
MIP payouts for all executives, including the NEOs, are based on our performance against revenue, adjusted EBITDA and certain corporate performance objectives. The target bonus is set as a percentage of base salary, which for the NEOs, ranges from 50% to 100%. 2019 MIP target goals were set by our Compensation Committee based on the budget approved by our Board and our Compensation Committee’s determination that the targets contained sufficient “stretch.” After the acquistion of Geneva, certain of the targets were modified in order to properly assess the performance of the combined Company. For 2019, our Compensation Committee determined that the financial and corporate performance objectives under the MIP were to be weighted as indicated below, and in early 2020, our Compensation Committee increased the weighting of each of revenue and adjusted EBITDA to 35% and reduced the weighting of corporate performance objectives to 30% for the 2020 MIP:

Goal	Percent of Payout
Revenue	30%
Adjusted EBITDA	30%
Corporate objectives	40%
For 2019, our Compensation Committee determined that we achieved 76.7% of our revenue target, 86.7% of our adjusted EBITDA target as shown in the tables below, as well as 82.5% of our corporate objectives. See footnotes to “Compensation Discussion and Analysis; Part 1 - 2019 Performance, Compensation Committee Actions, Compensation Practices and Decisions; Our Management Incentive Plan; Financial Results for MIP Purposes” below.
2019 MIP and LTIP Performance Against Primary Financial Metrics
Threshold, Target and Actual Performance

2019 LTIP Awards (RSUs, Stock Options and PSUs)
Long-term incentive compensation opportunities for our executives, including the NEOs, are delivered entirely in equity and are based on the achievement of key value drivers of our business, including: (i) revenue, (ii) adjusted EBITDA and (iii) certain corporate performance objectives. Our LTIP grants are designed to encourage stock ownership and promote the retention of key talent. Under our LTIP, eligible executives receive an award of time-vested RSUs, stock options and PSUs, approximately equal in LTIP Target Value. The grants made in a particular year are made considering the Company’s prior year performance against the financial and corporate performance objectives discussed above. The RSUs vest in full on the third anniversary of the grant date; 25% of the stock options vest annually on the anniversary of the grant date over a four-year period; and the PSUs vest at the end of a three-year period only if long-term financial goals have been achieved, with the number of vested shares then increased or decreased based on our total shareholder return relative to the companies in the Russell 2000 Index during the same period. The LTIP Target Value of each NEO’s LTIP grant is determined by our Compensation Committee based on its review of peer-group market data, the executive’s roles and responsibilities, their impact on our results and advancement potential. LTIP Target Value (“LTIP Target Value”) is computed as the NEO’s base salary, multiplied by their LTIP grant target percentage, multiplied by our Compensation Committee’s target equity payout

2020 Proxy Statement	23

percentage, and is used as the numerator for the determination of the number of RSUs, stock options and PSUs to be granted. Our achievement levels with respect to our financial performance goals are set forth above.

Our Compensation Practices
We continue to incorporate leading practices into our compensation programs:

•	Our compensation philosophy targets total direct compensation of our NEOs at the 50th percentile of peer group companies.

•	We prohibit our employees, officers and directors from hedging or engaging in any speculative trading with respect to our common stock.

•	We do not provide tax “gross-ups” for perquisites provided to our executive officers.

•	Our equity-incentive plan prohibits the repricing or exchange of equity awards without stockholder approval.

•
We do not have “single trigger” features on parachute payments in any employment agreements, with the exception of our Chief Executive Officer whose equity awards immediately accelerate and become fully vested upon a change in control.

•	We have not provided golden parachute excise tax gross-ups in any employment agreements offered to executives.

•
We require our executive officers to meet stock-ownership guidelines with respect to shares acquired upon vesting or exercise. The ownership guideline for our Chief Executive Officer is five times base salary, the guideline for our Chief Financial Officer is three times base salary and the guideline for our other executive officers is one times base salary. Executive officers must retain 100% of the shares (on a net, after-tax basis) acquired upon the exercise of options or vesting of other equity awards until the guideline is satisfied.

•
Our Compensation Committee has engaged an independent outside compensation consultant. See “Compensation Discussion and Analysis; Part 2 - Compensation Framework; Role of the Compensation Consultant and Executives” below.

•
In the event of a material restatement of our financial results, our Board or our Compensation Committee will review the incentive compensation that was paid or awarded, with respect to the period to which the restatement relates, to our current and former officers who engaged in fraud or other misconduct that resulted in the restatement, and may, in its sole discretion recoup any incentive-based compensation paid or awarded to the current or former officer(s) in excess of the amount that would have been paid or awarded to the current or former officer(s) under our restated financial statements.

Compensation Discussion and Analysis
This section discusses our executive compensation program for 2019, the compensation decisions made under those programs and the factors that were considered by our Compensation Committee in making those decisions. It focuses on the compensation for each of our NEOs for 2019:

•	Joseph H. Capper, President and Chief Executive Officer;

•	Heather C. Getz, Executive Vice President, Chief Financial and Administrative Officer;

•	Fred (Andy) Broadway III, President, BioTel Heart;

•	Daniel Wisniewski, Senior Vice President, Technical Operations; and

•	Peter F. Ferola, Former Senior Vice President and General Counsel.

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This Compensation Discussion and Analysis is divided into two parts:
Part 1 discusses our 2019 performance, our Compensation Committee’s actions, our compensation practices and the compensation decisions for our NEOs.
Part 2 discusses our compensation framework in more detail, including how we apply our compensation philosophy and determine competitive positioning of our executive compensation and other policies.

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Part 1 – 2019 Performance, Compensation Committee Actions, Compensation Practices and Decisions

2019 Performance Overview
2019 was an outstanding year for the Company and our stockholders. Among the accomplishments of our executive team, led by Mr. Capper, were:

•	Acquiring Geneva and ADEA;

•	Exceptional financial performance in 2019, achieving record annual revenue of $439.1 million and record adjusted EBITDA of $123.7 million;

•	Significant mobile cardiac telemetry and extended-wear Holter volume growth; and

•	30th consecutive quarter of year-over-year revenue growth.

Executive Compensation Elements
The following chart summarizes the key features of each element of our executive compensation program: Cash (salary and MIP); Equity (LTIP); and Retirement (retirement benefit program). Each type is discussed in detail in the remainder of this Compensation Discussion and Analysis, and the accompanying tables.

Compensation Element	Type	Key Features
Cash	Salary
•    Fixed amount of compensation based on experience, contribution and responsibilities.
•    Salaries reviewed annually and adjusted based on market practice, individual performance and contribution, length of service and other internal factors.

MIP
•    Cash awards based on revenue, adjusted EBITDA and certain corporate performance objectives. See “Our Management Incentive Plan; Financial Results for MIP Purposes” below.
•    Annual awards vary from 0% to 200% of the targeted amount.

Equity	LTIP (RSUs, stock options and PSUs (approx. equal in LTIP Target Value))
•    Grant values vary from target considering revenue, adjusted EBITDA and certain corporate performance objectives.
•    RSUs vest on the third anniversary of the grant date.
•    Options vest annually on the anniversary of the grant date in equal amounts over a four-year period and expire ten years from the grant date.
•    PSUs vest at the end of a three-year period only if long-term financial goals have been achieved, with the number of vested shares then increased or decreased based on our total shareholder return relative to the companies in the Russell 2000 Index during the same period.

Retirement	401(k) Plan
•    Qualified 401(k) plan that provides participants the opportunity for beneficial tax treatment on a portion of their income, up to code limits, and receive a matching Company contribution (which vests immediately) of 100% on the first 3% of compensation deferred under the 401(k) plan and 50% on the next 2% of compensation deferred under the 401(k) plan.

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Summary of Key 2019 Compensation Decisions
The following highlights our Compensation Committee’s key NEO compensation decisions for 2019, as reported in the “Executive Compensation; Compensation Tables; Summary Compensation Table” below. The compensation decisions were made after considering input from our Compensation Committee’s independent compensation consultant, which at such time was Willis Towers Watson & Co. (“Willis Towers Watson”).
Chief Executive Officer Compensation
In January of 2019, our Compensation Committee took the following actions on Mr. Capper’s compensation:

•	His base salary was $659,500 (an increase of 3.0% over 2018).

•	His MIP target award opportunity was $659,500 (100% of base salary).

•	His LTIP Target Value was $1,978,500 (300% of base salary).
After benchmarking Mr. Capper’s compensation with our peer group, our Compensation Committee determined that Mr. Capper’s compensation approximates the 50th percentile for overall compensation.
Compensation of Other NEOs
In January of 2019, our Compensation Committee approved salaries and set incentive-compensation targets of the other NEOs taking into account the Chief Executive Officer’s recommendations, the advice of Willis Towers Watson, peer group salary data, relative duties and responsibilities, advancement potential and impact on our financial and strategic performance. Consistent with the approach for the Chief Executive Officer, our Compensation Committee: (i) provided no increases in target MIP, (ii) provided no increases in target LTIP, and (iii) increased the base salary (in each case, a nominal increase over 2018) of Ms. Getz and Messrs Broadway, Wisniewski, and Ferola to $407,500, $359,000, $351,000 and $348,000, respectively.
2018-2020 NEO Base Salaries and MIP Target

Name	2018 Base Salary	2019 Base Salary	2020 Base Salary	MIP 2019 Target as % of Salary
Joseph H. Capper	$640,000	$659,500	$680,000	100%
Heather C. Getz	$395,500	$407,500	$419,500	60%
Fred (Andy) Broadway III	$348,500	$359,000	$370,000	50%
Daniel Wisniewski	$340,500	$351,000	$358,000	50%
Peter F. Ferola	$337,500	$348,000	$—	50%
Engaged a New Independent Compensation Consultant
In May of 2019, our Compensation Committee engaged Pay Governance LLC (“Pay Governance”) as its new independent compensation consultant to continue to closely monitor developments and trends in executive compensation and to provide recommendations for appropriate adjustments to our compensation program, policies, and practices in line with our business and talent strategies and investor expectations. Other than the services it provided to our Compensation Committee, Pay Governance did not provide any services to us. Our Compensation Committee has considered and assessed all relevant factors that could give rise to a potential conflict of interest with respect to the work performed. Based on this review, our Compensation Committee has determined that Pay Governance is independent of us and our management, and did not identify any conflict of interest. Prior to May of 2019, Willis Towers Watson served as our Compensation Committee’s independent compensation consultant.

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Our Management Incentive Plan
Plan Criteria and Rationale
The annual incentives for all MIP participants, including the NEOs, are based on our financial and corporate performance as a whole measured primarily by revenue, adjusted EBITDA and certain corporate performance objectives.
In 2019, as in past years, our Compensation Committee evaluated the continued use of the MIP financial and corporate performance objectives using the following principles:

•	Metrics that support achievement of an annual Board-approved operating plan;

•	Metrics that support profitable growth while maintaining access to cash for longer-term investment;

•	Metrics that provide a clear line of sight—i.e. that are clearly understood and can be affected by the performance of our executives and employees;

•	Metrics that are consistent with market practice and commonly used within our peer group; and

•	Corporate performance metrics that encourage our executives to build and maintain an infrastructure that supports our growth and financial performance.
Following this review, our Compensation Committee concluded that the continued use of these measures supports these principles because they are linked to top-line growth, the creation of stockholder value and encourage our executives to continue to build a successful and growing commercial organization. For 2019, our Compensation Committee determined that the financial and corporate performance goals under the MIP were weighted as follows:

Goal	Percent of Payout
Revenue	30%
Adjusted EBITDA	30%
Corporate objectives	40%
Target Setting
The target MIP awards for our NEOs are set as a percentage of base salary. Target awards are reviewed annually to ensure alignment with our compensation philosophy to target total direct compensation at the market median. Variances from this goal are based on an evaluation of competitive market data, internal equity considerations among the Chief Executive Officer’s direct reports and individual performance evaluations.
For 2019, target MIP opportunities for the NEOs ranged from 50% to 100% of their year-end base salary rate, as follows:

NEO	Target %
Joseph H. Capper	100%
Heather C. Getz	60%
Fred (Andy) Broadway III, Daniel Wisniewski and Peter F. Ferola	50%

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Our Compensation Committee has historically approved achievement of MIP as set forth below:

Year	MIP Achievement % of Target
2010	57.5%
2011 and 2012	50.0%
2013 and 2014	85.0%
2015, 2016 and 2017	100.0%
2018	120.0%
Financial Results for MIP Purposes
Our Compensation Committee set the MIP targets based on its evaluation of the budget amounts and its assessment that the targets contained a sufficient degree of “stretch.” The MIP targets set forth below reflect the revised targets approved by our Compensation Committee after the acquistion of Geneva. The targets were modified in order to evaluate the performance of the combined Company.
2019 Performance Metrics, Weight and Achievement

						Milestone
MIP Objective	Metric	Objectives				Achievement
($ millions, except percentages)	Weight	Threshold	Target	Maximum	Results	% of Target
Revenue	30%	400.0	450.0	484.0	439.1	76.7%
Adjusted EBITDA(1)	30%	115.0	125.0	150.0	123.7	86.7%
Corporate objectives(2)	40%	—	—	—	—	82.5%

(1)
For a reconciliations of 2019 GAAP net income to adjusted EBITDA for short-term and long-term incentive purposes relating to the MIP and LTIP financial metrics, please see “Executive Compensation; Executive Summary; Non-GAAP Financial Measures” above.

(2)
Our 2019 corporate performance objectives included achieving volume growth in certain products and services, expanding the sales force, consolidating certain software programs and accomplishing certain strategic initiatives.

2019 MIP Awards
In 2020, our Compensation Committee evaluated the level of achievement of our financial and corporate performance objectives relating to operational commitments relative to the executive officer’s position, and approved achievement of the 2019 MIP award at 82% of target. In making its decision to approve 2019 MIP awards, our Compensation Committee acknowledged the management team’s achievement of the corporate performance objectives and the revenue of $439.1 million and adjusted EBITDA of $123.7 million.
The table below sets forth 2019 target MIP opportunities for our NEOs and the actual payout amounts and percentage of achievement of the target amounts. The actual payout amounts are computed based on the actual performance.
2019 MIP Target and Actual Payouts and Achievement

Name	2019 Target Award ($)	2019 Actual Award ($)	Actual Achievement % of Target
Joseph H. Capper	659,500	540,790	82%
Heather C. Getz	244,500	200,490	82%
Fred (Andy) Broadway III	179,500	147,190	82%
Daniel Wisniewski	175,500	143,910	82%
Peter F. Ferola	174,000	142,680	82%

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Our Long-Term Incentive Plan
Plan Criteria and Rationale
Long-term compensation for all of our executives, including our NEOs, is entirely equity-based. Our LTIP is structured to align our executives’ interests with stockholders and to emphasize our Compensation Committee’s expectation that our executive officers should focus their efforts on growing our business while carefully managing capital.
The objectives of the LTIP are as follows:

•	drive growth in stockholder value;

•	reward key employees for demonstrated value creation;

•	encourage the achievement of long-term performance objectives and stock appreciation;

•	promote retention for key employees; and

•	build equity ownership among the executive team.
We believe that providing our executives the opportunity to increase their ownership of our stock is in the best interests of our stockholders because it will better align our executives with our stockholders and will encourage achievement of long-term performance objectives.
To help further these objectives, our Compensation Committee considers the same financial and corporate performance objectives that we use for non-equity based compensation under our MIP in determining LTIP Target Values relative to the target awards. At the beginning of each calendar year, awards are granted following our Compensation Committee’s evaluation of the achievement of the goals under our MIP. For the 2019 performance year, these LTIP targets were revenue of $450.0 million, adjusted EBITDA of $125.0 million and certain corporate performance objectives.
LTIP awards are granted as follows:

(i)
approximately one-third of the target long-term incentive award is granted in the form of RSUs, based on the closing stock price on the grant date and will vest in full on the third anniversary of the grant date;

(ii)
approximately one‑third of the target long-term incentive award is granted in the form of stock options, based on a ratio of peer grant fair value relative to stock price at the time of grant and will vest annually on the date of the grant in equal amounts over a four-year period; and

(iii)
approximately one-third of the target long-term incentive award is granted in the form of PSUs, based on target performance and the closing stock price on the grant date and will vest at the end of a three-year period and vest only if long-term performance goals have been achieved, with the number of vested shares then increased or decreased based on our total shareholder return relative to the companies in the Russell 2000 Index during the same period.

Stock awards enable our executive officers to participate in any increase in stockholder value and personally participate in the risks of business setbacks. It is our belief that long-term incentives motivate and reward successful long-term value creation and the achievement of financial goals for us and our stockholders, as well as help us retain top executive talent.
All executive officers and other employees selected by our Compensation Committee are eligible to receive awards under the LTIP. The participants in the LTIP will receive awards based on each individual’s LTIP Target Value, which is determined by our Compensation Committee.

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For our NEOs, the individual LTIP Target Values approved by our Compensation Committee for fiscal 2018 and 2019 performance, expressed as a percentage of each person’s base salary, were as follows:

NEO	2020 LTIP Grant Target % Considering 2019 Results	2019 LTIP Grant Target % Considering 2018 Results
Joseph H. Capper	430%	300%
Heather C. Getz	175%	175%
Fred (Andy) Broadway III	175%	100%
Daniel Wisniewski	80%	80%
Peter F. Ferola	—%	80%
In 2019, our Compensation Committee awarded at 130% of the target equity payout to executives under the 2019 LTIP considering our 2018 results. In 2020, our Compensation Committee awarded at 100% of target equity payout to executives under the 2020 LTIP considering our 2019 results. All unvested RSUs, options and PSUs granted to Mr. Ferola, including the 2019 LTIP awards, were forfeited upon his departure from BioTelemetry. Additionally, Mr. Ferola was not eligible for awards under the 2020 LTIP.
LTIP Target Values

	2020 LTIP Grant
	(considering 2019 performance)
	100% of Target Value
	Grant date price of $53.22(1)(2)
	LTIP Target			PSUs
	Value(3)	Options	RSUs	Threshold	Target	Max
	($)	(#)	(#)	(#)	(#)	(#)
Joseph H. Capper	2,835,850	42,291	17,762	6,661	17,762	35,524
Heather C. Getz(4)	713,125	10,635	9,467	1,675	4,467	8,934
Fred (Andy) Broadway III	628,250	9,369	3,935	1,476	3,935	7,870
Daniel Wisniewski	280,800	4,188	1,759	660	1,759	3,518

(1)
The 2020 LTIP grant date fair values computed in accordance with FASB ASC Topic 718 will be reported in the 2020 Summary Compensation Table of the proxy statement for the 2021 Annual Meeting of Stockholders.

(2)	Grant date of February 17, 2020; however, since the U.S. stock market was closed on this day, the grants were priced using the February 18, 2020, closing price.

(3)
LTIP Target Value is computed as the NEO’s base salary, multiplied by their LTIP grant target percentage, multiplied by our Compensation Committee’s target equity payout percentage and is used as the numerator for the determination of the number of RSUs, stock options and PSUs to be granted. The LTIP Target Value is not the sum of the fair values computed in accordance with FASB ASC Topic 718.

(4)	Ms. Getz received an additional LTIP grant of 5,000 RSUs to reflect the increased responsibilities related to the Chief Administrative Officer role she assumed during 2019.

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	2019 LTIP Grant
	(considering 2018 performance)
	130% of Target Value
	Grant date price of $76.01(5)(6)
	LTIP Target			PSUs
	Value(7)	Options	RSUs	Threshold	Target	Max
	($)	(#)	(#)	(#)	(#)	(#)
Joseph H. Capper	2,496,000	26,062	10,946	4,105	10,946	21,892
Heather C. Getz	899,763	9,395	3,946	1,480	3,946	7,892
Fred (Andy) Broadway III	453,050	4,731	1,987	745	1,987	3,974
Daniel Wisniewski	354,120	3,698	1,553	582	1,553	3,106
Peter F. Ferola	351,000	3,665	1,540	578	1,540	3,080

(5)	The 2019 LTIP grant date fair values computed in accordance with FASB ASC Topic 718 are reflected in the “2019 Summary Compensation Table” appearing below.

(6)	Grant date of February 14, 2019.

(7)
LTIP Target Value is computed as the NEO’s base salary, multiplied by their LTIP grant target percentage, multiplied by our Compensation Committee’s target equity payout percentage and is used as the numerator for the determination of the number of RSUs, stock options and PSUs to be granted. The LTIP Target Value is not the sum of the fair values computed in accordance with FASB ASC Topic 718.

Equity Award Grant Practices
LTIP Target Values used to determine the number of units to be awarded are ultimately determined by our Board and are not formulaic based on prior year performance, which allows them to vary from target considering prior year performance, year-over-year performance and other factors. There also is not a minimum grant requirement.
Our Compensation Committee also delegates authority to our Chief Executive Officer to make a limited number of equity grants between meetings to certain employees, including in connection with the hiring or promotion of employees, annual sales meeting awards or for retention purposes.

Equity Plans
2017 Omnibus Incentive Plan
In 2017, we adopted the BioTelemetry, Inc. 2017 Omnibus Incentive Plan (the “2017 OIP”). The 2017 OIP is available to all executive officers on the same basis as our other employees.
Our 2017 OIP authorizes us to grant stock options, stock appreciation rights, restricted stock, RSUs, deferred stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards and cash bonus awards. All stock options granted to our employees and directors were granted with an exercise price that was no less than the fair market value of a share of our common stock on the grant date. All new grants vest over at least one year, generally in annual 25% increments over a four-year period and all grants have a ten‑year term (unless terminated earlier due to termination of service with us).
We previously maintained the 2008 Equity Incentive Plan (the “2008 EIP”). Following the approval of the 2017 OIP, we terminated the 2008 Plan with respect to grants of new awards.
2017 Employee Stock Purchase Plan
In 2017, we adopted the BioTelemetry, Inc. 2017 Employee Stock Purchase Plan, which became effective on May 11, 2017. The BioTelemetry, Inc. 2017 Employee Stock Purchase Plan is available to all executive officers on the same basis as our other employees. We previously maintained the 2008 Employee Stock Purchase Plan. Following the approval of the BioTelemetry, Inc. 2017 Employee Stock Purchase Plan, we terminated the 2008 Employee Stock Purchase Plan.

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Part 2 – Compensation Framework

Compensation Philosophy and Objectives
Our compensation philosophy is to provide competitive executive pay opportunities tied to the Company’s success. This overriding pay-for-performance approach enables us to attract, motivate and retain the type of executive leadership that will help us achieve our strategic objectives and realize increased stockholder value. To reach these goals, we have adopted the following program objectives:

•	Have a strong pay-for-performance element with a major portion of executive pay “at risk” based on achievement of financial and corporate performance goals.

•	Support achievement of both operating performance and strategic corporate performance objectives.

•	Link management compensation with the interests of stockholders.

•	Be fair and market-competitive to assure access to needed talent.

•	Provide compensation opportunities that are consistent with each executive’s responsibilities, experience and performance.

•	Promote retention of key employees.

•	Design compensation incentive programs that promote a sensible risk/reward balance, and that do not encourage unnecessary or unreasonable risk-taking.

Applying our Compensation Philosophy
We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk‑taking that could harm our value or reward poor judgment by our executives. The features of these practices and programs also reflect sound risk management practices. We believe we have allocated our compensation among base salary, and short-term and long‑term compensation target opportunities in such a way as to not encourage excessive risk taking. This is based on our belief that applying company‑wide metrics encourages decision-making that is in the best long‑term interests of us and our stockholders. In addition, we believe that the mix of equity award instruments used under our LTIP, including stock options, RSUs and PSUs, in each case, that vest over multi‑year periods also mitigates risk and properly accounts for the time horizon of risk.

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We apply our compensation philosophy and objectives as follows:

Compensation Component	Objectives
Base Salary	Fair and competitive compensation to attract, retain and reward executive officers by providing a fixed level of cash compensation tied to experience, skills and capability relative to the market.
MIP Award
At-risk, cash bonuses focus NEOs on annual results by rewarding them for achieving key budgeted financial and corporate performance targets.
Links interests of NEOs with those of stockholders by promoting strong profitable growth.
Helps retain NEOs by providing market-competitive compensation.

LTIP Award (RSUs, Stock Options and PSUs)
At-risk, long-term compensation aligns interests of NEOs with those of stockholders by linking compensation with financial and corporate performance, including contingent long-term compensation based on long-term performance.
Retains NEOs through multi-year RSU, stock option and PSU vesting.
Promotes a sensible balance of risk and reward, without encouraging unnecessary or unreasonable risk-taking.

Competitive Positioning
In support of our compensation philosophy, the Compensation Committee reviews executive officer total compensation relative to market practices for a peer group of publicly traded companies in the medical products and services sector and compensation survey data for technology and life sciences companies. Generally, our Compensation Committee’s consultant conducts a market analysis every other year. The Compensation Committee aims to provide competitive total compensation for executive officers targets around the median of the market. The most recent market analysis was completed during the fall of 2019. The results of this analysis were used by our Compensation Committee in determining executive officer compensation and LTIP awards made in 2020. The results of the 2017 analysis were used by our Compensation Committee in determining executive officer compensation for 2018 and 2019. As described more fully below, the market references are among many different factors considered by our Compensation Committee when setting executive officer compensation.
Given our size and diverse business portfolio, identifying peer companies using conventional criteria such as revenues and industry classification can be challenging. Our Compensation Committee believes that using a peer group that includes companies that we compete for business and capital, and more broadly, those that we compete for talent, provides our Compensation Committee with decision-quality data and context, and is a reasonable representation of our labor market for executive talent. Our Compensation Committee regularly evaluates and, if appropriate, updates the composition of the peer group. In addition to the peer group data, we also consider pay data from compensation surveys for technology and life sciences companies to provide additional perspective.
The peer group used in the 2017 study were recommended by Willis Towers Watson and approved by our Compensation Committee. Information from the Radford Global Life Sciences and Global Technology compensation surveys were also used in the 2017 study.
All companies in the 2017 peer group were classified within one of the following sub-industries by Standard & Poor’s: Health Care Equipment, Health Care Supplies, Health Care Services and Health Care Technology. In addition, the peer group considered whether companies used us as a peer in their market analyses of executive officer compensation.

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The peer group companies in the 2017 study used as a reference when establishing officer compensation for 2018 and 2019 consisted of the following:

Abaxis, Inc.	Almost Family, Inc.	Analogic Corporation	AngioDynamics, Inc.
AtriCure, Inc.	Cardiovascular Systems, Inc.	CONMED Corporation	CryoLife, Inc.
Haemonetics Corporation	HMS Holdings Corp.	ICU Medical, Inc.	Landauer, Inc.
Meridian Bioscience, Inc.	Natus Medical, Inc.	NXSTAGE Medical, Inc.	Omnicell, Inc.
Orthofix International N.V.	Quidel Corp.
The 18 peer group companies in the 2017 study reflected the following criteria as of the most recent fiscal year completed at the time the study was completed(1):

2017 Study	Revenue	EBITDA	Employees	Market Cap
(in millions, except employees)	($)	($)	(#)	($)
High	886	138	15,500	2,406
Median	274	52	1,205	926
Low	149	(42)	500	427

(1)
Revenue, EBITDA and employees all were reported as of the most recent fiscal year completed at the time the study was conducted. Market capitalization values were calculated as of October 2017 using the most recent common stock outstanding reported and an average share price over the prior 200 days.

In 2019, our Compensation Committee determined that the peer group should be updated to reflect the growth in size of the Company and because several peers were no longer publicly traded. In the fall of 2019, Pay Governance provided a new peer group study used as a reference when establishing officer compensation and LTIP awards made in 2020, in addition to the Radford Global Life Sciences and Global Technology compensation survey data. All companies in the 2019 peer group were classified within one of the following sub-industries by Standard & Poor’s: Health Care Equipment; Health Care Supplies and Health Care Technology. In addition, the proposed peer group considered whether companies used us as a peer in market analysis of executive officer compensation:

AngioDynamics, Inc.	AtriCure, Inc.	Cardiovascular Systems, Inc.	CONMED Corporation
CryoLife, Inc.	Haemonetics Corporation	HMS Holdings Corp.	ICU Medical, Inc.
*iRhythm Technologies, Inc.	Meridian Bioscience, Inc.	Natus Medical, Inc.	Omnicell, Inc.
Orthofix International N.V.	*Tandem Diabetes Care, Inc.	Quidel Corp.

*	New companies included in 2019 peer group.
The 15 peer group companies in the 2019 study reflected the following criteria as of the most recent fiscal year completed at the time the study was completed(2):

2019 Study	Revenue	Employees	Market Cap
(in millions, except employees)	($)	(#)	($)
High	1,400	8,100	5,171
Median	453	1,200	1,680
Low	147	660	737

(2)
Revenue and employees were reported as of the most recent fiscal year completed at the time the study was conducted. Market capitalization values were calculated as of September 2019 using the most recent common stock outstanding reported and an average share price over the prior 200 days.

Setting Compensation
Our Compensation Committee annually reviews the total compensation of each executive officer—i.e. cash compensation (salary and target MIP opportunity) and long-term equity compensation (LTIP Target Value). Our Compensation Committee, with input from Pay Governance, then sets the executive’s compensation target for the current year. Salary adjustments, if any, typically become effective in February of each year. In making its decisions, our Compensation Committee uses several

2020 Proxy Statement	35

resources and tools, including competitive market information and compensation trends within the peer group, compensation survey data for relevant industries and the larger executive compensation environment.
To achieve its objectives for our executive compensation program, our Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels our Compensation Committee believes are competitive with those of other similarly situated companies that compete with us for executive talent and has engaged Pay Governance to provide additional assurance that our executive compensation programs are reasonable and consistent with its objectives. Pay Governance reports directly to our Compensation Committee, periodically participates in committee meetings, and advises our Compensation Committee with respect to compensation trends and best practices, plan design and the reasonableness of individual compensation awards. Although our Compensation Committee reviews the compensation practices of the companies in our peer group as described above, our Compensation Committee does not adhere to strict formulas or survey data to determine the mix of compensation elements. Instead, our Compensation Committee considers various factors in exercising its discretion to determine compensation, including the experience, responsibilities and performance of each of our executive officers, as well as our overall financial performance. Our Compensation Committee believes this flexibility is particularly important in designing compensation arrangements to attract and retain executives.
Evaluating Performance
Determinations about corporate performance are based on the achievement of certain corporate performance objectives. Individual performance against goals are more subjective and are based on the judgments made at the discretion of our Compensation Committee and our Board, with input from our Chief Executive Officer, except as it relates to his own compensation. For our executive officers, other than himself, our Chief Executive Officer evaluates the performance of the executive officers on an annual basis and makes recommendations to our Compensation Committee with respect to annual salary adjustments, bonuses and annual equity awards. These recommendations are reviewed by our Compensation Committee on an aggregated basis so that our Compensation Committee can evaluate the compensation paid to our executives on a total compensation basis. While our Compensation Committee reviews the recommendations of our Chief Executive Officer with respect to executive officers other than himself, our Compensation Committee exercises its own discretion in approving salary adjustments for the upcoming year and discretionary cash and equity awards for all executives and communicates its final determination to our Board.
Stockholder Feedback
We value the feedback provided by our stockholders and have discussions with many of them on an ongoing basis regarding various corporate governance topics, including executive compensation. Stockholders are also provided the opportunity to cast an annual advisory vote on executive compensation. At our 2019 Annual Meeting of Stockholders, stockholders indicated their overwhelming support for the compensation of our NEOs, with over 97% support for the say-on-pay proposal. Our Compensation Committee considered this result and stockholder feedback in connection with establishing the compensation program. Our Compensation Committee will continue to consider stockholder feedback and the results of say-on-pay votes when making future compensation decisions.

Post-Employment Compensation Arrangements
Retirement Plans
Consistent with our compensation philosophy, we intend to continue to maintain broad-based retirement and welfare employee benefit programs for all of our employees, in which our NEOs are also eligible to participate. However, our Compensation Committee, in its discretion, may in the future revise, amend or add to the benefits of any executive officer if it deems it advisable. Under our 401(k) retirement plan, there is a matching contribution (which vests immediately) of 100% on the first 3% of compensation deferred under the plan and 50% on the next 2% of compensation deferred under the plan (up to the applicable statutory limits under the Internal Revenue Code).
Termination Payments
The employment agreements for each of our NEOs provide for payments in the event that the executive is terminated by us without cause or by the executive for good reason, in each case, without regard to whether the termination occurs in the context of a change in control. With the exception of Mr. Capper, if the executive’s employment is terminated by us without cause or by the executive for good reason in connection with a change in control, all of the executive’s equity awards will immediately accelerate and become fully vested. All of Mr. Capper’s equity awards will immediately accelerate and become

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fully vested upon a change in control without regard to a termination of employment (unless he is terminated for cause). Payments and benefits to Messrs. Capper, Broadway, Wisniewski and Ferola and Ms. Getz will be modified to avoid any excise tax under Section 409A of the Internal Revenue Code to the extent the modification would result in a greater net after tax benefit to the executive. We believe these severance and change-in-control benefits are an essential element of our overall executive compensation package. The severance and change-in-control benefits were also determined through comparison to companies in our peer group. See “Executive Compensation; Estimated Payments Following Termination or Change in Control” below for further information regarding the payments and benefits under the employment agreements.
We believe that our existing arrangements help executives remain focused on our business in the event of a threat or occurrence of a change in control and encourage them to act in the best interests of the stockholders in assessing a transaction.
We do not have any “single trigger” features on parachute payments in any employment agreements, with the exception of our Chief Executive Officer whose equity awards immediately accelerate and become fully vested upon a change in control. We also have not provided golden parachute excise tax gross-ups in any employment agreements offered to executives.

Other Compensation Policies
Personal Benefits
We provide our NEOs with other benefits that we believe are reasonable and competitive so that we may attract and retain talented senior executives. In total, they represent a small percentage of each NEOs’ overall compensation. We do not provide perquisite gross-ups. These benefits are reflected in the “All Other Compensation” column of the “2019 Summary Compensation Table” below.
Stock-Ownership Requirements
Stock-ownership goals align executives with the interests of stockholders and encourage a long-term focus. All of our executive officers must retain shares acquired upon vesting or exercise if their ownership level is below the value equal to particular multiples of their base salary. Our Compensation Committee established a goal of five-times base salary for the Chief Executive Officer, three-times base salary for the Chief Financial Officer and one-time base salary for all other executive officers. Executive officers must retain 100% of the shares (on a net, after-tax basis) acquired upon the exercise of options or vesting of other equity awards until the guideline is satisfied. All NEOs, excluding Mr. Ferola who is no longer an executive officer, met these guidelines when last assessed pursuant to our policy.
Policy on Hedging and Speculative Trading
Our insider trading policy prohibits directors, officers, employees and consultants from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock at any time. In addition, our insider trading policy prohibits our officers, directors, employees and consultants from margining, or making any offer to margin, any of our stock, including without limitation, borrowing against such stock, at any time.
Clawback Policy
In the event of a material restatement of our financial results, we will review the incentive compensation that was paid or awarded, with respect to the period to which the restatement relates, to our current and former officers who engaged in fraud or other misconduct that resulted in the restatement. To the extent permitted by law and as our Compensation Committee in its sole discretion deems appropriate and in our best interests, we may seek the recoupment or forfeiture of any incentive-based compensation paid or awarded to the officer in excess of the amount that would have been paid or awarded to the officer under our restated financial statements.

Risk Considerations in Our Compensation Programs
Our Compensation Committee considers potential risks when reviewing and approving compensation programs. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long‑term financial and corporate performance objectives through prudent

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business judgment and appropriate risk taking. The following elements have been incorporated in our programs available for our executive officers:

•
A Balanced Mix of Compensation Components—The target compensation mix for our executive officers is composed of salary, annual cash incentives and long‑term equity incentives, representing a mix that is not overly weighted toward short‑term cash incentives.

•	Multiple Performance Factors—Our incentive compensation plans use company‑wide metrics, which encourage focus on the achievement of objectives for our overall benefit.

•	The MIP and LTIP awards are each dependent on multiple performance metrics, including revenue and adjusted EBITDA, as well as corporate goals related to specific strategic or operational objectives.

•
The LTIP awards are equity‑based and have two components: (1) achievement of certain financial and corporate performance objectives and (2) time-based vesting. The RSUs vest on the third anniversary of the grant date; the stock options vest annually on the grant date over a four-year period; and the PSUs vest at the end of a three-year period only if long-term financial goals have been achieved, with the number of vested shares then increased or decreased based on our total shareholder return relative to the companies in the Russell 2000 Index during the same period.

•	We have a stock ownership and holding policy to better align the financial interests of our executives with those of our stockholders.

•	We have adopted a clawback policy allowing us, in certain circumstances, to recoup incentive compensation paid in the event of a material restatement of our financial statements.
Additionally, our Compensation Committee considered an assessment of compensation‑related risks for all of our employees. Based on this assessment, our Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on us. In making this evaluation, our Compensation Committee reviewed the key design elements of our compensation programs in relation to industry norms as well as the means by which any potential risks may be mitigated, such as through our internal controls and oversight by management and our Board.

Role of the Compensation Committee, Consultant and Executives
Our Compensation Committee approves all compensation decisions for our NEOs, other than our Chief Executive Officer, whose base salary and incentive compensation are approved by our Board with a recommendation from our Compensation Committee.
Our Compensation Committee has the sole authority to retain or replace, as necessary, compensation consultants to provide it with independent advice. Our Compensation Committee previously engaged Willis Towers Watson as its independent compensation consultant to advise it on executive and non-employee director compensation matters. In May 2019, our Compensation Committee engaged Pay Governance as its independent compensation consultant. This selection was made without the input or influence of management.
During 2019, our compensation consultants performed the following tasks for our Compensation Committee:

•	Prepared competitive market data for the compensation of the executive officer group;

•	Reviewed executive officer and director stock ownership guidelines;

•	Updated our Compensation Committee on executive compensation trends and regulatory developments; and

•	Provided input on compensation program design and philosophy, incentive-pay mix and peer group companies against which executive pay is benchmarked.
Neither consultant provides any services to us other than its advice to our Compensation Committee on executive and director compensation matters. Our Compensation Committee determined that each of Willis Towers Watson and Pay Governance to be independent from us under the NASDAQ Listing Rules and SEC regulations.

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Our Chief Executive Officer annually reviews the performance of each of the other executive officers, including the other NEOs. He then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives. Our Compensation Committee considers the Chief Executive Officer’s recommendations in addition to data and recommendations presented by the consultant.
The Chief Executive Officer and other members of management also work with our Compensation Committee and consultant in determining the companies to be included in the peer group.

Compensation Committee Report
Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, our Compensation Committee recommended to our Board, and our Board approved, the inclusion of the Compensation Discussion and Analysis in this proxy statement and incorporated by reference in our 2019 Annual Report.

Compensation Committee
Joseph A. Frick, Chairperson
Colin Hill
Tiffany Olson
Rebecca W. Rimel

Pay Ratio Disclosure
In accordance with Item 402(u) of Regulation S-K, promulgated by the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we determined the ratio of the annual total compensation of Mr. Capper, our Chief Executive Officer, relative to the annual total compensation of our median employee.
The Company chose December 31, 2018, as the date for establishing the employee population used in identifying the median employee. As of that date, we had 1,552 employees, with 1,521 employees based in the U.S. and 31 employees located outside of the U.S. As permitted by Item 402 of Regulation S-K, the employee population excluded all non-U.S. employees in accordance with the “de minimis” exemption, representing approximately 2.0% of our total U.S. and non-U.S. employees. The excluded employees worked in the following jurisdictions: the Republic of North Macedonia (29), Belgium (1), and United Kingdom (1).
The Company identified the median employee using gross earnings (unreduced by any pre-tax medical or other benefits) as the consistently applied compensation measure. Permanent employees who joined in 2018 and permanent employees who were on leave during 2018 were assumed to have worked for the entire year.
For purposes of reporting annual total compensation and the ratio of annual total compensation of the Chief Executive Officer to the median employee, both the Chief Executive Officer’s and median employee’s annual total compensation were calculated consistent with the disclosure requirement of executive compensation under the Summary Compensation Table.
After applying the methodology described above, our median employee compensation using the Summary Compensation Table requirements was $55,450. Our Chief Executive Officer’s compensation in the Summary Compensation Table was $4,133,155. Therefore, our Chief Executive Officer to median employee pay ratio is 75:1.

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Compensation Tables
The following tables, narrative and footnotes discuss the compensation of the NEOs during 2019, 2018 and 2017.
2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Joseph H. Capper President and Chief Executive Officer	2019	654,692	—	1,776,535	1,148,393	540,790	12,745	4,133,155
	2018	634,819	—	1,482,131	979,428	768,000	11,180	3,875,558
	2017	577,089	—	667,793	717,683	723,750	11,002	2,697,317
Heather C. Getz Executive Vice President, Chief Financial and Administrative Officer	2019	404,541	—	640,435	413,980	200,490	11,654	1,671,100
	2018	394,184	—	567,484	374,976	284,760	11,180	1,632,584
	2017	371,101	—	155,246	166,850	285,000	11,002	989,199
Fred (Andy) Broadway III President, BioTel Heart	2019	356,411	—	322,490	208,466	147,190	21,034	1,055,591
	2018	344,636	—	258,594	170,853	209,100	24,231	1,007,414
	2017	301,981	—	87,310	93,827	189,375	11,002	683,495
Daniel Wisniewski Senior Vice President, Technical Operations	2019	348,411	—	252,052	162,948	143,910	14,221	921,542
	2018	339,905	—	227,648	150,456	204,300	12,789	935,098
	2017	332,905	—	97,959	105,268	166,750	11,002	713,884
Peter F. Ferola Former Senior Vice President and General Counsel	2019	345,411	—	249,942	161,494	142,680	12,145	911,672
	2018	336,396	—	221,530	146,389	202,500	11,180	917,995
	2017	323,821	—	94,952	102,048	178,475	11,002	710,298

(1)
The amounts in these columns do not reflect compensation actually received by the NEO nor do they reflect the actual value that will be recognized by the NEO. Instead the amounts reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the RSU awards and the option awards, please refer to the tables below. Beginning in 2018, the Stock Awards amount represents the grant date fair value of both RSUs and PSUs. All of the 2019 LTIP awards granted to Mr. Ferola were forfeited upon his departure from BioTelemetry.

(2)
The amounts reported in this column reflect compensation earned for 2019, 2018 and 2017 performance under our MIP. We make payments under this program in the first quarter of the fiscal year following the fiscal year in which they were earned after finalization of our audited financial statements.

(3)
These amounts reflect our contributions to our 401(k) Plan and the amount of life insurance premiums paid by us on behalf of each NEO. Additionally, for Mr. Broadway, such amounts include $8,990 and $13,051 for 2019 and 2018, respectively, and for Mr. Wisniewski, such amounts include $1,551 and $1,609 for 2019 and 2018, respectively, related to the fair value of their compensation related to their participation in the BioTelemetry, Inc. 2017 Employee Stock Purchase Plan.

Components of Compensation
Stock Awards
We estimate the fair value of our stock-based compensation awards in accordance with FASB ASC Topic 718. The fair value of the RSUs granted to our NEOs on February 14, 2019 was $76.01.
We estimate the grant date fair value of our PSUs using a Monte Carlo simulation. This model uses assumptions, including the risk free interest rate, expected volatility of our stock price and those of the performance group, dividends of the performance group members and expected life of the awards. If it is deemed probable that the PSU performance targets will be met, compensation expense is recorded for these awards ratably over the requisite service period. The PSUs are forfeited to the extent the performance criteria are not met within the service period. The fair value of the PSUs granted to our NEOs on February 14, 2019 was $86.29.

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The table below shows the grant date fair value for our performance-stock units granted on February 14, 2019:
2019 LTIP Performance-Stock Unit Grant Date Value Range(1)

		2019
	Threshold	Target	Max
Name	($)	($)	($)
Joseph H. Capper	354,220	944,530	1,889,061
Heather C. Getz	127,709	340,500	681,001
Fred (Andy) Broadway III	64,286	171,458	342,916
Daniel Wisniewski	50,221	134,008	268,017
Peter F. Ferola	49,876	132,887	265,773

(1)	The amounts reflect the aggregate grant date fair value of PSUs computed in accordance with FASB ASC Topic 718.
Option Awards
We estimate the fair value of our stock options using the Black‑Scholes option valuation model. The Black‑Scholes option valuation model requires the use of certain subjective assumptions. The most significant of these assumptions are the estimates of the expected volatility of the market price of our stock and the expected term of the option. We base our estimates of expected volatility on the historical average of our stock price over the expected term of the option. The expected term represents the period of time that options granted are expected to be outstanding. Other assumptions used in the Black‑Scholes option valuation model include the risk‑free interest rate and expected dividend yield. The risk‑free interest rate for periods pertaining to the expected term of each option is based on the U.S. Treasury yield of a similar duration in effect at the time of grant. We have never paid, and do not expect to pay, dividends in the foreseeable future.
The grant date fair value of our stock options granted to our NEOs was estimated using the following assumptions:

	Year Ended December 31,
Assumption	2019	2018	2017
Expected volatility	54.9%	55.3%	59.2%
Expected term (in years)	7.2	7.4	7.3
Risk-free interest rate	2.54%	2.75%	2.08%
Expected dividends	0.0%	0.0%	0.0%
Grant date fair value per option	$44.06	$19.74	$18.05
Non-Equity Incentive Plan Compensation
The amounts in the “Non-Equity Incentive Plan Compensation” column are MIP awards made with respect to 2019 performance. MIP awards are paid in cash in the first quarter of the fiscal year following the fiscal year in which they were earned after finalization of our audited financial statements.
All Other Compensation
The amounts in the “All Other Compensation” column consist of our contributions to our 401(k) Plan and the life insurance premiums paid by us on behalf of each NEO. Additionally, the amounts for Messrs. Broadway and Wisniewski include the fair value of their compensation related to their participation in the BioTelemetry, Inc. 2017 Employee Stock Purchase Plan. There were no tax gross-ups paid in 2019.

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2019 Grants of Plan-Based Awards Table
Stock options granted to our NEOs consist of a mixture of incentive stock options and non-qualified stock options. The exercise price per share of each stock option granted to our NEOs was equal to the closing stock price of our common stock as reported on the grant date. All stock options granted before the effective date of the 2017 OIP on May 11, 2017, were granted under the 2008 EIP. The following table provides information on the RSUs, stock options and PSUs granted to our NEOs in 2019:

			Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Joseph H. Capper	Cash Incentive(1)	—	—	659,500	1,319,000	—	—	—	—
	RSUs(3)	2/14/19	—	—	—	10,946	—	—	832,005
	Stock Options(3)	2/14/19	—	—	—	—	26,062	76.01	1,148,393
	PSUs(4)	2/14/19	—	—	—	10,946	—	—	944,530
Heather C. Getz	Cash Incentive(1)	—	—	244,500	489,000	—	—	—	—
	RSUs(3)	2/14/19	—	—	—	3,946	—	—	299,935
	Stock Options(3)	2/14/19	—	—	—	—	9,395	76.01	413,980
	PSUs(4)	2/14/19	—	—	—	3,946	—	—	340,500
Fred (Andy) Broadway III	Cash Incentive(1)	—	—	179,500	359,000	—	—	—	—
	RSUs(3)	2/14/19	—	—	—	1,987	—	—	151,032
	Stock Options(3)	2/14/19	—	—	—	—	4,731	76.01	208,466
	PSUs(4)	2/14/19	—	—	—	1,987	—	—	171,458
Daniel Wisniewski	Cash Incentive(1)	—	—	175,500	351,000	—	—	—	—
	RSUs(3)	2/14/19	—	—	—	1,553	—	—	118,044
	Stock Options(3)	2/14/19	—	—	—	—	3,698	76.01	162,948
	PSUs(4)	2/14/19	—	—	—	1,553	—	—	134,008
Peter F. Ferola(5)	Cash Incentive(1)	—	—	174,000	348,000	—	—	—	—
	RSUs(3)	2/14/19	—	—	—	1,540	—	—	117,055
	Stock Options(3)	2/14/19	—	—	—	—	3,665	76.01	161,494
	PSUs(4)	2/14/19	—	—	—	1,540	—	—	132,887

(1)
Amounts represent cash bonus opportunities provided to NEOs in 2019 under our MIP. The criteria used to determine the amount of the annual bonus payable to each executive is described under “Part 1 - 2019 Performance, Compensation Committee Actions, Compensation Practices and Decisions; Compensation Discussion and Analysis – Our Management Incentive Plan.” The actual bonuses earned by the NEOs in respect of the 2019 fiscal year are described above in the section titled “Executive Compensation; Executive Summary; 2019 MIP Bonuses (Cash).”

(2)
The amounts reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions regarding the RSU awards, the option awards and the PSU awards, please refer to “Components of Compensation” above.

(3)
Represent the grants under our LTIP in 2019 considering service performed in 2018, which were payable one-third in RSUs, one-third in stock options and one-third in PSUs. The RSUs vest on the third anniversary of the grant date. The stock options vest 25% annually on the anniversary of the grant date over a four-year period.

(4)
Represent the PSU grants, at 100% of target, under our LTIP in 2019 considering service performed in 2018. The PSUs vest at the end of a three-year period only if long-term financial goals have been achieved, with the number of vested shares then increased or decreased based on our total shareholder return relative to the companies in the Russell 2000 Index during the same period.

(5)	All of the 2019 RSUs, stock options and PSUs granted to Mr. Ferola were forfeited upon his departure from BioTelemetry.

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Outstanding Equity Awards at December 31, 2019
The following table contains information on the equity awards granted to our NEOs that remained outstanding as of December 31, 2019.

		Option Awards				RSUs		PSUs
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Joseph H. Capper	3/4/11	54,235	—	4.67	3/4/21	—	—	—	—
	2/21/12	313,232	—	2.80	2/21/22	—	—	—	—
	2/19/13	257,177	—	2.54	2/19/23	—	—	—	—
	2/14/14	104,468	—	8.68	2/14/24	—	—	—	—
	2/16/15	122,538	—	10.36	2/16/25	—	—	—	—
	2/15/16	94,752	—	9.57	2/15/26	—	—	—	—
	2/14/17	34,437	11,480	24.65	2/14/27	—	—	—	—
	2/14/18	12,401	37,203	33.35	2/14/28	—	—	—	—
	2/14/19	—	26,062	76.01	2/14/29	—	—	—	—
	2/14/17	—	—	—	—	27,091	1,254,313	—	—
	2/14/18	—	—	—	—	20,834	964,614	20,834	964,614
	2/14/19	—	—	—	—	10,946	506,800	10,946	506,800
Heather C. Getz	2/14/14	23,578	—	8.68	2/14/24	—	—	—	—
	2/16/15	29,040	—	10.36	2/16/25	—	—	—	—
	2/15/16	22,455	—	9.57	2/15/26	—	—	—	—
	2/14/17	8,004	2,671	24.65	2/14/27	—	—	—	—
	2/14/18	4,747	14,244	33.35	2/14/28	—	—	—	—
	2/14/19	—	9,395	76.01	2/14/29	—	—	—	—
	2/14/17	—	—	—	—	6,298	291,597	—	—
	2/14/18	—	—	—	—	7,977	369,335	7,977	369,335
	2/14/19	—	—	—	—	3,946	182,700	3,946	182,700
Fred (Andy) Broadway III	2/14/14	12,058	—	8.68	2/14/24	—	—	—	—
	2/16/15	15,558	—	10.36	2/16/25	—	—	—	—
	2/15/16	11,367	3,791	9.57	2/15/26	—	—	—	—
	2/14/17	4,500	1,503	24.65	2/14/27	—	—	—	—
	2/14/18	2,163	6,490	33.35	2/14/28	—	—	—	—
	2/14/19	—	4,731	76.01	2/14/29	—	—	—	—
	2/14/17	—	—	—	—	3,542	163,995	—	—
	2/14/18	—	—	—	—	3,635	168,301	3,635	168,301
	2/14/19	—	—	—	—	1,987	91,998	1,987	91,998

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		Option Awards				RSUs		PSUs
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Daniel Wisniewski	12/6/10	29,000	—	4.24	12/6/20	—	—	—	—
	2/21/12	46,838	—	2.80	2/21/22	—	—	—	—
	2/19/13	30,980	—	2.54	2/19/23	—	—	—	—
	2/14/14	15,621	—	8.68	2/14/24	—	—	—	—
	2/16/15	18,323	—	10.36	2/16/25	—	—	—	—
	2/15/16	14,169	—	9.57	2/15/26	—	—	—	—
	2/14/17	5,049	1,686	24.65	2/14/27	—	—	—	—
	2/14/18	1,905	5,715	33.35	2/14/28	—	—	—	—
	2/14/19	—	3,698	76.01	2/14/29	—	—	—	—
	2/14/17	—	—	—	—	3,974	183,996	—	—
	2/14/18	—	—	—	—	3,200	148,160	3,200	148,160
	2/14/19	—	—	—	—	1,553	71,904	1,553	71,904
Peter F. Ferola(5)		—	—	—	—	—	—	—	—

(1)
The options granted in 2015, 2016 and 2017 vest at a rate of 25% on December 31 of each year, while the options granted in 2018 and after 2018 vest at a rate of 25% on each of the first four anniversaries of the grant date.

(2)
The RSUs will vest in full on the third anniversary of the grant date, subject to accelerated vesting upon certain terminations of employment following certain corporate transactions involving the Company. The shares of common stock underlying the RSUs will be issued when the RSUs vest.

(3)	Value based on the closing stock price of a share of our common stock on December 31, 2019 ($46.30).

(4)
The PSUs will vest at the end of a three-year period only if long-term financial goals have been achieved, with the number of vested shares then increased or decreased based on our total shareholder return relative to the companies in the Russell 2000 Index during the same period, subject to accelerated vesting upon certain terminations of employment following certain corporate transactions involving the Company. The shares of common stock underlying the PSUs will be issued when the PSUs vest.

(5)	All unvested RSUs, stock options and PSUs granted to Mr. Ferola were forfeited upon his departure from BioTelemetry.

2019 Option Exercises and Stock Vested Table
The following table provides information about the value realized by our NEOs on the vesting of stock awards (i.e. RSUs) and exercise of stock options during 2019.

	Stock Awards		Stock Options
	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)	Number of Shares Exercised	Value Realized Upon Exercise(3)
Name	(#)	($)	(#)	($)
Joseph H. Capper	55,904	4,337,591	—	—
Heather C. Getz	13,248	1,027,912	112,209	7,563,561
Fred (Andy) Broadway III	8,943	693,887	—	—
Daniel Wisniewski	8,359	648,575	—	—
Peter F. Ferola	8,098	628,324	45,061	1,240,280

(1)	This column reflects RSUs that were awarded on February 15, 2016 and vested on February 15, 2019.

(2)	The value of RSUs was determined by multiplying the number of vested RSUs by $77.59, the last reported closing price of our common stock on February 15, 2019.

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(3)	The value realized upon exercise is the aggregate total of the difference between the sale price and the strike price per option, multiplied by the number of shares sold.

2019 Pension Benefits
None of our NEOs participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

2019 Non-Qualified Deferred Compensation
None of our NEOs participate in or have account balances in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our executive officers and other employees with non‑qualified defined contribution or other non-qualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Payments on Disability or Death
Disability
Each current NEO has long-term disability coverage, which is available to all eligible employees. The coverage provides for sixty percent of the eligible employee’s base earnings, up to a maximum of $15,000 per month, beginning after ninety consecutive days of disability. None of our executive employment agreements provide any severance payments or benefits on account of the executive’s disability. The executive would be entitled only to base salary and unused vacation benefits earned through the date of the executive’s termination of employment and the amount of any vested benefits under our benefit plans. We will have no further obligations to the executive under the executive agreements, except as provided by law.
Death
Each NEO has group life insurance benefits that are available to all eligible employees. The benefit is equal to one times pay with a maximum limit of $300,000, plus any supplemental life insurance elected and paid for by the NEO. None of our executive employment agreements provide any severance payments or benefits on account of the executive’s death. The executive’s heirs would be entitled only to base salary and unused vacation benefits earned through the date of the executive’s termination of employment and the amount of any vested benefits under our benefit plans. We will have no further obligations to the executive or their heirs under the executive agreements, except as provided by law.

Estimated Payments Following Termination
We have employment agreements with each of our NEOs (collectively, the “Agreements”) that entitle them to severance benefits on certain types of employment terminations.
Executive Employment Agreements
The Agreements provide each of our NEOs severance payments and benefits upon termination of employment by us without cause or by the executives for good reason. Mr. Capper is entitled to a cash severance payment equal to the sum of:

(i)	two times his annual base salary as of the last day of active employment and

(ii)	two times his on‑target annual performance incentive bonus in effect at the time of termination.

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With the exception of Mr. Capper, the other NEOs are each entitled to a cash severance payment equal to the sum of:

(i)	one times their annual base salary as of the last day of active employment and

(ii)	one times their on‑target annual performance incentive bonus in effect at the time of their termination.
In addition, we will continue to provide to each of our NEOs continued participation in our medical, dental and vision plans at the same premium rates and cost sharing as may be charged from time to time for employees generally for a specified period of time. Specifically, Mr. Capper will receive continued coverage for twenty-four months following the applicable date of termination and the other executives will have continued coverage for twelve months following the applicable date of termination.
The foregoing severance payments and benefits payable upon termination of employment to each NEO are conditioned on the execution of a written waiver and release of claims. In addition, for all of our NEOs, such payments and benefits are consideration for the restrictive covenants set forth in the Agreements. Specifically, during the term of each executive’s employment with us and during any period thereafter in which severance payments or benefits are paid, the executive may not compete with us (as defined in the Agreement).
The Agreements also provide each NEO (with the exception of Mr. Capper) with accelerated vesting of their equity awards in connection with their termination of employment under certain circumstances following a change in control. Specifically, if the executive’s employment is terminated by us without cause or by the executive for good reason within thirty days before or twelve months after a change in control, all equity awards will immediately accelerate and become fully vested. Mr. Capper’s equity awards will immediately accelerate and become fully vested upon a change in control without regard to termination of his employment.
In the event any payment or benefit to the other executive officers would constitute an excess parachute payment within the meaning of Section 280G of the Internal Revenue Code and be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the affected executive will be entitled to the greater of (on a net after‑tax basis): (i) the largest amount of the payment that would result in no portion of the payment or benefit being subject to the excise tax under Section 4999 of the Internal Revenue Code or (ii) the entire payment or benefit without any reduction to avoid the excise tax.
Definitions of Cause and Good Reason
A termination for cause under the Agreements would generally result from an executive’s: (i) willful and repeated failure to satisfactorily perform their job duties; (ii) willful commission of an act that materially injures our business; (iii) willful refusal or failure to follow lawful and reasonable directions of our Board; (iv) conviction of, or plea of nolo contendere to, any felony involving moral turpitude; (v) engagement in, or in any manner, participation in any activity which is directly competitive with or injurious to us or any of our affiliates or which violates any restrictive covenants applicable to the executive; (vi) commission of any fraud against us, and our affiliates, employees, agents or customers or use or intentional appropriation for the executive’s personal use or benefit of any company funds or property not authorized by our Board to be so used or appropriated; or (vii) material breach of or willful failure to comply with our policies, including, but not limited to, equal employment opportunity or harassment policies, insider trading policies, code of ethics or conflict of interest policies, non‑disclosure and confidentiality policies, travel and expense policies, workplace violence policies, Sarbanes‑Oxley compliance policies, policies governing preparation and approval of financial statements, and/or policies governing the making of financial commitments on our behalf.
Good reason under the Agreements generally exists if, without the executive’s consent, there is: (i) a change in the executive’s title that is accompanied by a material reduction in the executive’s duties, authority or responsibilities relative to the executive’s duties, authority or responsibilities in effect immediately prior to such reduction; (ii) a relocation of the executive’s principal business location to a point that requires a one‑way increase of the executive’s commuting distance of more than fifty miles; (iii) a material reduction of the executive’s base salary, or (iv) a failure on our part to obtain the agreement from any successor to assume or agree to perform our obligations under the Agreements.
Definition of Change in Control
Under the Agreements, a change in control would be deemed to have occurred if: (i) we consolidate or merge with and into any other corporation or other entity or person, or any other corporate reorganization occurs, in which our capital stock immediately prior to such consolidation, merger or reorganization, represents less than 50% of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) we are party to any transaction, or series of related transactions in which more than 50% of our voting power is transferred (except any consolidation or merger effected exclusively to change our domicile or any transaction or series of transactions principally for bona fide equity financing

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purposes in which we receive cash or our indebtedness is canceled); or (iii) we sell, lease, license or dispose of all or substantially all of our assets.
The Agreements do not provide for any tax gross‑up compensation for excise taxes.

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Estimated Payments Following Termination or Change in Control
The following table shows potential payments to our NEOs if their employment terminates under existing contracts, agreements, plans or arrangements. The amounts assume a December 31, 2019, termination date and use the closing price of our common stock as of that date of $46.30. Currently, no executive would be entitled to a parachute tax gross-up payment.

Name	Involuntary Termination without Cause or For Good Reason Unrelated to Change of Control ($)	Upon a Change of Control ($)	Involuntary Termination without Cause or For Good Reason Related to a Change of Control ($)
Joseph H. Capper
Cash Severance(1)	2,638,000	—	2,638,000
Continued Welfare(2)	—	—	16,548
Acceleration Value of Stock Options(3)	—	730,321	730,321
Acceleration Value of RSUs(3)	—	2,725,727	2,725,727
Acceleration Value of PSUs(3)	—	1,471,414	1,471,414
Total Value	2,638,000	4,927,462	7,582,010
Heather C. Getz
Cash Severance(1)	652,000	—	652,000
Continued Welfare(2)	—	—	13,056
Acceleration Value of Stock Options(3)	—	—	242,287
Acceleration Value of RSUs(3)	—	—	843,632
Acceleration Value of PSUs(3)	—	—	552,035
Total Value	652,000	—	2,303,010
Fred (Andy) Broadway III
Cash Severance(1)	538,500	—	538,500
Continued Welfare(2)	—	—	13,056
Acceleration Value of Stock Options(3)	—	—	116,585
Acceleration Value of RSUs(3)	—	—	424,293
Acceleration Value of PSUs(3)	—	—	260,299
Total Value	538,500	—	1,352,733
Daniel Wisniewski
Cash Severance(1)	526,500	—	526,500
Continued Welfare(2)	—	—	10,207
Acceleration Value of Stock Options(3)	—	—	110,511
Acceleration Value of RSUs(3)	—	—	404,060
Acceleration Value of PSUs(3)	—	—	220,064
Total Value	526,500	—	1,271,342
Peter F. Ferola(4)
Cash Severance	—	—	—
Continued Welfare	—	—	—
Acceleration Value of Stock Options	—	—	—
Acceleration Value of RSUs	—	—	—
Acceleration Value of PSUs	—	—	—
Total Value	—	—	—

(1)
For Mr. Capper, this amount reflects a payment equal to two times his annual base salary and two times his on‑target annual performance incentive bonus in effect at the time of termination. For Ms. Getz and Messrs. Broadway and Wisniewski, this amount reflects a payment equal to one times their respective annual base salaries and one times their on‑target annual performance incentive bonus in effect at the time of termination.

(2)
Represents the value of welfare benefits that the employee will continue to receive following termination. These benefits include medical, dental and vision coverage. Mr. Capper will receive continued coverage for twenty-four months following termination. Ms. Getz and Messrs. Broadway and Wisniewski will receive continued coverage for twelve months following termination.

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(3)
For Mr. Capper, his outstanding unvested equity awards will immediately accelerate and become fully vested upon a change in control, regardless of whether his employment with the Company terminates or not. For Ms. Getz and Messrs. Broadway and Wisniewski, their outstanding unvested equity awards will accelerate only if their employment terminates under certain circumstances following a change of control. Accelerations of PSUs assumes vesting at 100% of target, with no adjustment for the relative shareholder return.

(4)	Mr. Ferola resigned his position at BioTelemetry effective December 31, 2019.

2020 Proxy Statement	49

Independent Auditor and Fees
Fees Paid to EY
The following table presents fees for audit and other services provided by EY for years 2019 and 2018. All of the services described in the following fee table were approved by our Audit Committee.

Type of Fees	2019	2018
Audit Fees(1)	$1,810,904	$1,909,825
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	10,000
All Other Fees(4)	5,200	5,200
Total	$1,816,104	$1,925,025

(1)	Audit fees were principally for services rendered for the audit and/or review of our consolidated financial statements.

(2)	Audit-related fees have historically consisted of professional services related to business combinations. There were no Audit-related fees in 2019 or 2018.

(3)	Tax fees consisted of fees billed for professional services performed by EY with respect to tax compliance, tax advice and tax planning.

(4)	All other fees consisted of a subscription fee for EY’s accounting research tool.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services
Our Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm. As part of this responsibility, our Audit Committee has established a policy to pre-approve audit and non-audit services provided by the independent registered public accounting firm. Our Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of our Audit Committee’s members, but the decision must be reported to our full Audit Committee at its next scheduled meeting. All of the independent registered public accounting firm’s fees set forth above were pre-approved.
Prior to engagement for the next year’s audit, management will submit a list of services and related fees expected to be rendered by the independent registered public accounting firm during that year for pre-approval by our Audit Committee. Those services fall within one of the four following categories:
Audit Fees include fees for audit work performed on the financial statements and internal control over financial reporting, and work that generally only the independent registered public accounting firm can reasonably be expected to provide, including statutory audits or financial audits for our subsidiaries or affiliates; services associated with SEC registration statements; periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g. comfort letters and consents); and assistance in responding to SEC comment letters.
Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are traditionally performed by the independent registered public accounting firm, including due diligence related to potential business acquisitions/divestitures and special procedures required to meet certain regulatory requirements.

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Tax Fees include fees for all services, except those specifically related to the audit of the financial statements, which are performed by the independent registered public accounting firm’s tax personnel and may include tax advice, tax analysis and compliance, and review of income and other tax returns.
All Other Fees are fees for those services not captured in any of the above three categories.

Audit Committee Report
Our Audit Committee reviewed the Company’s financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. EY, the Company’s independent registered public accounting firm for 2019, is responsible for expressing its opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.
Our Audit Committee has reviewed and discussed with management and EY the audited financial statements for the year ended December 31, 2019, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and EY’s evaluation of the Company’s internal control over financial reporting.
Our Audit Committee has discussed with EY the matters that are required to be discussed by Auditing Standard No.1301, Communications with Audit Committees. EY has provided to our Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with our Audit Committee concerning independence, and our Audit Committee has discussed with EY that firm’s independence from the Company.
Our Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. Our Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management. Based on the considerations and discussions referred to above, our Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2019 be included in the Company’s 2019 Annual Report.

Audit Committee:

Anthony J. Conti, Chairperson
Laura N. Dietch
Kirk E. Gorman
Robert J. Rubin, M.D.

2020 Proxy Statement	51

Items to Be Voted On
Proposal 1 — Election of Three Directors as Class I Directors
We are nominating Joseph H. Capper, Joseph A. Frick and Colin Hill for re-election to our Board at the 2020 Annual Meeting to serve for a three-year term and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. The names of our directors and nominees for director, their current positions and offices, tenure as a director and their qualifications are set forth below.
Each of the nominees is a current director on our Board and, except for Mr. Capper, has been determined by our Board to be independent. Our Nominating and Corporate Governance Committee reviewed the qualifications of each of the nominees and recommended to our Board that each nominee be submitted to a vote of our stockholders at the 2020 Annual Meeting. Our Board approved our Nominating and Corporate Governance Committee’s recommendation.
Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, our Nominating and Corporate Governance Committee will recommend to our Board a replacement nominee. Our Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for their replacement.
Director Qualifications and Biographies
As a leading remote medical technology company, we believe that our Board should include a mix of backgrounds and expertise that enhances the ability of the directors collectively to understand the issues facing us and to fulfill our Board’s and its committees’ responsibilities. Board members should have high standards of integrity and commitment, exhibit independence of judgment, be willing to ask hard questions of management and work well with others. Directors are expected to devote sufficient time to our affairs and be free of conflicts of interest, engage in constructive discussion with each other and management and demonstrate diligence and faithfulness in attending Board and committee meetings.
Our Nominating and Corporate Governance Committee reviews annually with our Board the size and composition of our Board as a whole to determine the qualifications and areas of expertise needed to further enhance the composition of our Board. As a result of this process, our Nominating and Corporate Governance Committee has identified the following specific criteria as important for potential director candidates:

•	senior-level executive leadership at public companies;

•	leadership in the healthcare or public health fields;

•	science or technology backgrounds; and

•	financial expertise.
Our Nominating and Corporate Governance Committee works with management and the other directors to attract candidates with those qualifications. Our Nominating and Corporate Governance Committee strives to achieve a Board that reflects an appropriate balance and diversity of knowledge, experience, skills and expertise.

52	2020 Proxy Statement

Our Director Nominees
Our Board unanimously recommends a vote FOR the election of
each of the Class I director nominees named below.

Joseph H. Capper

Age: 56 Director since: 2010 Committees: None
Mr. Capper has been our President and Chief Executive Officer since 2010. Prior to joining us, Mr. Capper served as President, Chief Executive Officer and a member of the board of directors of Home Diagnostics, Inc. (NASDAQ:HDIX), a leading developer, manufacturer and marketer of diabetes management products, which he joined in 2009. Prior to joining Home Diagnostics, from 2002 to 2009, Mr. Capper was President and Chief Executive Officer of CCS Medical Inc., a private company that is a leading provider of medical supplies in diabetes, wound care, respiratory and other therapeutic categories.
Key Skills and Experience:
Mr. Capper brings an extensive amount of leadership and diverse experience having served as an executive for several public and private life science companies. Earlier in his career, Mr. Capper spent nine years with Bayer Corporation, ultimately becoming National Sales Director of the Diabetic Products Division. Mr. Capper also served in the U.S. Navy as a combat aviator and subsequently as a Congressional Liaison.
Other current public company directorships: 0
Non-current public company directorships in the last five years: 0

Joseph A. Frick

Age: 67 Director since: 2013 Committees: Compensation Committee
Mr. Frick retired as President and Chief Executive Officer of Independence Blue Cross (“IBC”), the leading health insurer in the Philadelphia region, in 2010, after an 18 year career with the organization. He continues to serve as a vice-chairman on the company’s board of directors, is a member of the executive committee, and chairman of the strategic initiatives committee. Mr. Frick joined IBC in 1993, serving in various executive roles, including Senior Vice President of Human Resources and Administration, until his appointment as President and CEO in 2005. In addition to his continuing board role at IBC, Mr. Frick serves as a director of the publicly traded health care company, Triple-S Management Corporation, domiciled in Puerto Rico. Mr. Frick also serves as a senior advisor to Diversified Search, a top ten national executive search firm. He joined the organization in 2011, serving as Executive Vice Chairman until 2016. Mr. Frick also serves as a member of the PNC Bank Regional Advisory Board. He is an NACD Board Leadership Fellow. As a stage 3 colon cancer survivor, Mr. Frick is actively involved as a board member and/or volunteer for a number of cancer related organizations, most notably the Colorectal Cancer Alliance (CCA ), CEO’s Against Cancer and the American Cancer Society.
Key Skills and Experience:
As a former CEO and human resources executive, current board member and advisor to organizations in the health and managed care sector, Mr. Frick brings extensive knowledge, leadership  experience, and a vast network from our industry to the board.
Other current public company directorships: 1
Non-current public company directorships in the last five years: 0

2020 Proxy Statement	53

Colin Hill

Age: 47 Director since: 2016 Committees: Compensation Committee Nominating and Corporate Governance Committee
Mr. Hill is a leading voice in healthcare technology and precision medicine and brings impressive leadership experience in commercializing machine learning technologies in the biopharmaceutical and managed care industries. He co-founded GNS Healthcare in 2000 and has since served as Chairman and Chief Executive Officer.
Mr. Hill sits on the board of directors of PPD, a leading global contract research organization. He is also a founding board member of TMed (Transforming Medicine: The Elizabeth Kauffman Institute), a non-profit foundation (501(c)(3)) dedicated to the advancement of personalized medicine. In 2016, he was appointed by Massachusetts Governor Charlie Baker to the Massachusetts Digital Health Council.
Mr. Hill was a founding member of the board of directors of AesRx, a biopharmaceutical company dedicated to the development of new treatments for sickle cell disease (acquired by Baxter in 2014). He was the founding chairman of O’Reilly Media’s Strata Rx in 2012, the first healthcare big data conference in the industry. In 2004, Mr. Hill was named to MIT Technology Review’s TR100 list of the top 100 innovators in the world under the age of 35.
Key Skills and Experience:
As the founder of GNS Healthcare, Mr. Hill brings to the Board an extensive amount of experience within the nexus of technology and healthcare.
Other current public company directorships: 1
Non-current public company directorships in the last five years: 0

54	2020 Proxy Statement

Our Directors Continuing in Office Until the 2021 Annual Meeting

Anthony J. Conti

Age: 71 Director since: 2012 Committees: Audit Committee
Mr. Conti is retired from his position as a Partner at PricewaterhouseCoopers LLP. He joined Coopers and Lybrand in 1973 and served a wide range of technology, utility and health services clients. He held a number of leadership roles with Coopers and Lybrand, and later with PricewaterhouseCoopers LLP, after its merger with Price Waterhouse in 1998. Mr. Conti serves as the lead independent director and chairman of the audit committee for Ametek Inc., an electronic instrument and electromechanical device company. He also serves on the advisory boards of two privately held companies: Progressive Business Publications and PEI Genesis Company. Mr. Conti is also chairman of the board of directors of the Philadelphia Foundation and vice chairman of the board of directors of the Satell Institute.
Key Skills and Experience:
Mr. Conti brings to our Board and the Audit Committee expertise in financial accounting, finance, strategy, risk management and human resources management with his over 35 years’ worth of experience at a public accounting firm. This expertise and experience makes Mr. Conti uniquely suited to be a member of our Board and our Audit Committee chairperson.
Other current public company directorships: 1
Non-current public company directorships in the last five years: 0

Laura N. Dietch

Age: 62 Director since: 2019 Committees: Audit Committee Nominating and Corporate Governance Committee
Ms. Dietch has more than twenty-five years of experience in the medical device industry as a Chief Executive Officer, company co-founder, director, fundraiser, inventor, and mentor. She is currently the President and Chief Executive Officer of BioTrace Medical, Inc., a commercial stage cardiovascular medical device company, which she co-founded and has led from its inception in 2013. Ms. Dietch has gained extensive executive and operating experience in both private and public companies, having been a member of the senior management team in several start-up and Fortune 500 companies, including Progressive Angioplasty Systems, LuMend and Medtronic. Ms. Dietch is also an active angel investor as well as a past director and current member of Life Science Angels and has sat on that group’s Medical Devices Committee for the past ten years.
Key Skills and Experience:
Ms. Dietch brings to the Board entrepreneurial and angel investing experience that provides the Board with valuable insight in connection with potential investments.
Other current public company directorships: 0
Non-current public company directorships in the last five years: 0

2020 Proxy Statement	55

Kirk E. Gorman

Age: 69 Director since: 2008 Chairperson since: 2011 Committees: Audit Committee
Mr. Gorman retired in 2016 after having served as the Executive Vice President, Chief Financial Officer of Thomas Jefferson University, an academic medical center in Philadelphia. Mr. Gorman served as Executive Vice President and Chief Financial Officer of Jefferson Health System, a multi-hospital system in Philadelphia, Pennsylvania, from September 2003 to June of 2014. Mr. Gorman was a member of the board of directors and Audit Committee of IASIS Healthcare LLC from February 2004 until the company was sold in September 2017. From April 1987 to March 2003, Mr. Gorman served as the Senior Vice President, Chief Financial Officer of Universal Health Services, Inc., a hospital management company and President, Chief Financial Officer and a member of the Board of Trustees of Universal Health Realty Income Trust, a real estate investment trust specializing in healthcare and human service related facilities. Mr. Gorman previously served on the board of directors of Health Management Associates, Care Investment Trust and VIASYS Healthcare, Inc.
Key Skills and Experience:
Mr. Gorman brings extensive financial knowledge and leadership in the healthcare field. His specific and ongoing healthcare related financial experience with reimbursement, tax, accounting, and financial and strategic planning is especially valuable to us. Mr. Gorman also brings significant public company board of director and audit committee experience.
Other current public company directorships: 0
Non-current public company directorships in the last five years: 0

56	2020 Proxy Statement

Our Directors Continuing in Office Until the 2022 Annual Meeting

Tiffany Olson

Age: 60 Director since: 2019 Committees: Compensation Committee Nominating and Corporate Governance Committee
Ms. Olson has been the president of Nuclear & Precision Health Solutions at Cardinal Health since 2013, which develops, manufactures, compounds, dispenses and delivers over ten million time-critical, patient specific doses annually. Prior to Cardinal Health, Ms. Olson was President of NaviMed, a company focused on personalizing medicine through innovative diagnostics. She also worked for Eli Lilly and Company, where she was tasked with leading the effort to formulate the strategy to create and commercialize diagnostics and companion diagnostics. Ms. Olson also worked for Roche Diagnostics for many years, where she attained the position of President and Chief Executive Officer of Roche Diagnostics Corporation. She was the first woman to receive the Life Science Alley Luminary Award, recognizing her “rich career in medical diagnostics…exceptional reputation as a leader and her vision to drive both innovation and value for personalized medicine.” In 2013, she received the “Woman of Wellness Award” for her extraordinary contributions through her volunteer work in oncology.
Key Skills and Experience:
Ms. Olson brings to the Board extensive management experience in medical diagnostics that provides the Board with a valuable operations perspective.
Other current public company directorships: 0
Non-current public company directorships in the last five years: 0

Stephan Rietiker, M.D.

Age: 63 Director since: 2018 Committees: None
Dr. Rietiker was most recently the Chief Executive Officer of LifeWatch, until it was acquired by BioTelemetry in July 2017. Prior to becoming CEO of LifeWatch in 2014, Dr. Rietiker held executive roles at Roche, Boehringer Mannheim, Schering Plough, Covance and as CEO of Centerpulse (formerly Sulzer Medica). In 2006, Dr. Rietiker incorporated AurigaVision AG, a Switzerland-based investment platform that focuses on promising developmental-stage healthcare companies. Additionally, he has been an investor, executive and Board Member of several developmental-stage companies and has been a Senior Advisor to Brown Brothers Harriman’s M&A practice. Since 2014, Dr. Rietiker has been serving on the board of directors for California-based LoneStar Heart, a company developing breakthrough therapies against advanced heart failure
Dr. Rietiker is a dual citizen of both Switzerland and the United States and received his medical doctorate from the University of Zurich in 1982.
Key Skills and Experience:
Dr. Rietiker brings to the Board proven leadership, in-depth understanding of the healthcare industry and experience in global markets. Additionally, as the former CEO of LifeWatch, Dr. Rietiker provides exceptional insight into the challenges and opportunities facing our Company.
Other current public company directorships: 0
Non-current public company directorships in the last five years: 0

2020 Proxy Statement	57

Rebecca W. Rimel

Age: 68 Director since: 2009 Committees: Compensation Committee Nominating and Corporate Governance Committee
Ms. Rimel has been President and Chief Executive Officer of The Pew Charitable Trusts since 1994. She joined The Pew Charitable Trusts in 1983 as Health Program Manager and served as Executive Director from 1988 through 1994. Ms. Rimel serves as a member of the Board of The Pew Charitable Trusts, and on the boards of directors of several Deutsche mutual funds and Becton, Dickenson and Company.
Key Skills and Experience:
Ms. Rimel brings to us a superior reputation for leadership and experience in the clinical, academic and business sectors of the healthcare industry. She has had, and continues to build, an exemplary career in public policy, nonprofit administration, advocacy and innovation related to the healthcare field. Ms. Rimel’s education and professional experience serves as a basis for her contributions, past and present, as a member of the board of directors for various public companies and nonprofit organizations.
Other current public company directorships: 1
Non-current public company directorships in the last five years: 0

Robert J. Rubin, M.D.

Age: 74 Director since: 2007 Committees: Audit Committee Nominating and Corporate Governance Committee
Dr. Rubin has been a Distinguished Professor of Medicine at Georgetown University since 2012. Prior to that, he was a Clinical Professor of Medicine at Georgetown University from 1995 to 2012. Throughout his career, Dr. Rubin has also served as President of several healthcare consulting companies, as Medical Director of ValueRx, a pharmaceutical benefits company, as Assistant Secretary for Planning and Evaluation at the Department of Health and Human Services and as an Assistant Surgeon General in the United States Public Health Service. Dr. Rubin serves as a member of the board of directors of Soligenix, Inc.
Key Skills and Experience:
Dr. Rubin is a board certified nephrologist and internist and brings over 30 years of specific experience as a professor, policy maker, clinician and business professional dedicated to the medical profession. His specific experience with the United States Department of Health and Human Services and as Assistant Surgeon General is a unique and invaluable qualification, which lends insight into governmental practice, policy making and regulation. Dr. Rubin’s extensive and diverse background in education, government and business allows him to serve as a resource on a broad spectrum of matters.
Other current public company directorships: 1
Non-current public company directorships in the last five years: 0

Proposal 2 — Advisory Resolution to Approve the Compensation of Our Named Executive Officers
We are providing stockholders with the opportunity to vote on an advisory resolution on the compensation of our NEOs, or Say-on-Pay, as required pursuant to the Dodd-Frank Act. We currently conduct advisory votes on executive compensation on an annual basis, and we expect to conduct the next advisory vote at the Company’s 2021 Annual Meeting of Stockholders.
The Say-on-Pay vote is a non-binding vote on a resolution on the compensation of our NEOs, as described in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure set forth in this proxy statement. At our 2019 Annual Meeting of Stockholders, we held a Say-on-Pay vote and over 97% of the votes present at the meeting and entitled to vote supported our executive compensation.

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We encourage stockholders to review “Compensation Discussion and Analysis,” the compensation tables and the related narrative disclosures above. As discussed in detail in the Compensation Discussion and Analysis, the compensation program for our NEOs is designed (i) to attract, motivate and retain our executives who are critical to our success, (ii) to reward achievement of short-term and long-term performance goals and (iii) to align the interests of our executives with those of our stockholders. We believe that our executive compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders. This balance is evidenced by the following:

•
We seek to foster a pay-for-performance culture, with a major portion of executive compensation being “at risk,” meaning that such portion is tied to, and varies with, our financial, corporate and stock price performance, as well as individual performance.

•
We provide a balance of short-term and long-term compensation; our annual cash incentive bonus plan rewards the annual attainment of financial and corporate performance objectives, while our equity grants vest our executives’ financial interests in the long-term appreciation of our common stock.

•	We have stock ownership guidelines that promote continued alignment of our executives’ interests with those of our stockholders and discourage excessive risk taking for short-term gains.

•	We review and implement our executive compensation programs within a strong corporate governance environment, including the engagement of an independent compensation consultant.

•
We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of a range of market practices.

On the basis of the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures in this proxy statement, we are requesting that our stockholders vote on the following resolution:
“RESOLVED, that, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement for our 2020 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure, is hereby approved.”
Although this Say-on-Pay vote is non-binding, our Board and our Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program and determination of future executive compensation arrangements.
Our Board unanimously recommends a vote FOR adoption of the resolution approving the compensation of our named executive officers.

2020 Proxy Statement	59

Proposal 3 — Approval of the BioTelemetry, Inc. Amended and Restated 2017 Employee Stock Purchase Plan
On January 30, 2020, upon the recommendation of the Compensation Committee, the Board approved the BioTelemetry, Inc. Amended and Restated 2017 Employee Stock Purchase Plan (the “ESPP”), subject to stockholder approval at the 2020 Annual Meeting. The ESPP amends and restates the BioTelemetry, Inc. 2017 Employee Stock Purchase plan in order to increase the number of shares that will be offered under the ESPP.
The purpose of the ESPP is (i) to provide eligible employees of the Company and any subsidiary or affiliate that has been designated by the administrator to participate in the plan (“Participating Companies”) and who wish to become stockholders of the Company a convenient method of doing so, (ii) to encourage employees to work in the best interests of the Company’s stockholders, (iii) to support recruitment and retention of qualified employees, and (iv) to provide employees an advantageous means of accumulating long-term investments.  It is believed that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company.
The ESPP includes a sub-plan (the “Statutory Plan”) designed to permit offerings of grants to employees of certain designated subsidiaries where such offerings are intended to satisfy the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) and also separate sub-plans (the “Non-Statutory Plans”) that permit offerings of grants to employees of certain designated subsidiaries and affiliates that are not intended to satisfy the requirements of Section 423 of the Code.  The administrator of the ESPP is authorized to make changes to the features of the ESPP as may be necessary or appropriate to achieve a desired tax treatment in any foreign jurisdiction or to comply with the laws applicable to any subsidiaries or affiliates.
The following is a summary of the principal features of the ESPP. This summary is not a complete description of all of the provisions of the ESPP. The full text of the ESPP is attached as Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to that Appendix.
Administration
The ESPP will be administered by the Compensation Committee. Subject to the provisions of the ESPP, the administrator of the ESPP has full authority and discretion to adopt, administer and interpret such rules and regulations as it deems necessary to administer the ESPP, and its decisions are final and binding upon all participants. In all cases, the ESPP is required to be administered in such a manner so as to comply with applicable requirements of Rule 16b-3 of the Exchange Act and Section 423 of the Code.
Participation
Employees of Participating Companies may participate in the ESPP.  However, employees of a Participating Company who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) shall not be eligible to participate in the Statutory Plan if: (i) the grant of an option under the ESPP to such employee is prohibited under the laws of such jurisdiction; or (ii) compliance with the laws of such foreign jurisdiction would cause the Statutory Plan to violate the requirements of Section 423 of the Code. Eligible employees may become participants in the ESPP by completing and submitting an enrollment agreement with us.
As of the date of this proxy statement, there are approximately 1,700 persons who will be eligible to participate in the ESPP.
Shares Available for Issuance
1,000,000 shares of common stock will be reserved for issuance under the ESPP.
Offerings
The Compensation Committee may from time to time grant or provide for the right to subscribe for shares of common stock under the plan to employees (consisting of one or more purchase dates) on an offering date or offering dates selected by the Compensation Committee. The Compensation Committee may establish (i) different terms for one or more offerings and (ii) different commencing and ending dates for such offerings; provided, however, that in no event shall any offering exceed 27 months. In the event the first or the last day of an offering is not a regular business day, then the first day of the offering

60	2020 Proxy Statement

shall be deemed to be the next regular business day and the last day of the offering shall be deemed to be the last preceding regular business day.
Payroll Deductions, Purchase Price and Shares Purchased
An employee must authorize a payroll deduction before the start of an offering in order to participate in that offering. Participants must elect a payroll deduction amount, which must be a flat amount or a percentage, but which shall not exceed $21,250 for a calendar year. A participant may not change their payroll deductions at any time during an offering period but may withdraw from an offering at any time. All payroll deductions made for a participant are credited to their account under the plan and deposited with our general funds.
On each purchase date during an offering, an employee will be deemed to have exercised the option to purchase as many shares as the employee’s payroll deduction will allow at the option price, up to 12,500 shares in any single offering. The purchase price is equal to eighty five percent (85%) of the lesser of (i) the market value of the shares on the offering date of such offering and (ii) the market value of the shares on the purchase date of such offering. The closing price of our common stock, as reported on the NASDAQ Stock Market on March 17, 2020, was $32.50 per share. No employee will be permitted to purchase any shares under the Statutory Plan (i) if such employee, immediately after such purchase, owns shares possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary corporations or (ii) to the extent that their rights to purchase stock under all of the Company’s employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such purchase right is granted) for each calendar year in which the purchase right is outstanding.
Withdrawal and Termination of Employment
An employee may withdraw from an offering, in whole but not in part, at any time during the offering for which such withdrawal is to be effective, or by any other date specified by the administrator of the ESPP for a future offering. Upon withdrawal, the amount in the employee’s account will be refunded. An employee who has withdrawn from or suspended participation in an offering may not participate again in that same offering. In order to participate in a subsequent offering, the participant must re-enroll in the ESPP in accordance with the ESPP’s enrollment procedures. Upon termination of employment for any reason, the employee’s participation in the ESPP will immediately terminate and the payroll deductions credited to the employee’s account will be returned to them and such employee’s option will automatically terminate.
Restrictions on Transfer; No Stockholder Rights
No participant is permitted to sell, assign, transfer, pledge, encumber or otherwise dispose of either the payroll deductions credited to their account or an option or any rights granted under the ESPP other than by will or the laws of descent and distribution. During the participant’s lifetime, only the participant can make decisions regarding the participation in or withdrawal from an offering under the ESPP. A participant does not have any interest or voting rights in shares covered by their option until the option has been exercised.
Duration, Termination, and Amendment of the Plan
The ESPP will continue in effect for ten years after the date of its adoption by the Board. Notwithstanding the foregoing, the Board may at any time and for any reason suspend or terminate the ESPP. However, no amendment may (i) change any option in a way that adversely affects the rights of the holder of the option, (ii) cause rights issued under the ESPP to fail to meet the requirements for employee stock purchase plans under Section 423 of the Code in any way or (iii) cause the ESPP to fail to comply with Rule 16b-3 of the Exchange Act. During any period of suspension or upon termination of the ESPP, no options shall be granted.
Effect of Certain Corporate Events
The ESPP provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares of our common stock as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits or stock dividends.
Under circumstances of our dissolution or liquidation, the offering period in progress will terminate immediately prior to the consummation of such proposed action, unless the Compensation Committee determines otherwise.

2020 Proxy Statement	61

In the event of a merger or a sale of all or substantially all of our assets, each option under the plan will be assumed or an equivalent option will be substituted by the successor corporation, unless the Compensation Committee accelerates the date on which the options may be exercised.
New Plan Benefits
The amounts of future purchases under the ESPP are not determinable because participation is voluntary, participation levels depend on each participant’s elections and the restrictions of Code Section 423 and the ESPP, and the per-share purchase price depends on the future value of our common stock.
Federal Income Tax Effects
The following discussion is a summary of the general U.S. federal income tax rules applicable to purchases offered by the Company and certain of its designated subsidiaries under the ESPP offerings that are intended to comply with Section 423 of the Code. Employees should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply. The ESPP and the right of participants to make purchases under it are intended to qualify under the provisions of Code Sections 421 and 423. Under those provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. However, a participant may become liable for tax upon dispositions of shares acquired under the ESPP, and the tax consequences will depend on how long a participant has held the shares prior to disposition. If the shares are disposed of (i) more than two years after the date of the beginning of the offering period and (ii) more than one year after the stock is purchased in accordance with the ESPP (or if the employee dies while holding the shares), the following tax consequences will apply. The lesser of (i) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the “option price”), or (ii) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the offering date) will be taxed as ordinary income to the participant. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a long-term capital loss equal to the difference. If an employee holds the shares for the holding periods described above, no deduction in respect of the disposition of such shares will be allowed to the Company.
If the shares are sold or disposed of (including by way of gift) before the expiration of either the two year or the one year holding periods described above, the following tax consequences will apply. The amount by which the fair market value of the shares on the date the option is exercised (which is the last business day of the offering period and which is hereafter referred to as the “termination date”) exceeds the option price will be taxed as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be taxed as capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the exercise of the option. If the shares are sold for an amount that is less than their fair market value as of the termination date, the participant recognizes ordinary income equal to the excess of the fair market value of the shares on the termination date over the option price, and the participant may recognize a capital loss equal to the difference between the sales price and the value of such shares on the termination date. The Company, in the event of an early disposition, will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the disposing employee. Currently, the Company is not required to withhold employment or income taxes upon the exercise of options under plans qualifying under Code Sections 421 and 423.
Our Board unanimously recommends a vote FOR approval of the BioTelemetry, Inc. Amended and Restated 2017 Employee Stock Purchase Plan.

Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm for 2020
Our Audit Committee has appointed EY as our independent registered public accounting firm for 2020. EY has been retained as our independent registered public accounting firm since 2004. EY reports directly to our Audit Committee. In selecting EY as our independent registered public accounting firm for 2020, our Audit Committee evaluated EY’s performance with respect to fiscal year 2019. In conducting its annual evaluation, our Audit Committee considered matters such as EY’s independence (including the extent of non-audit services and fees), technical expertise, industry knowledge, discussion with and the performance of the lead audit partner, the audit team assigned to our account and the overall strength and reputation of the firm.

62	2020 Proxy Statement

Although stockholder approval for this appointment is not required, our Audit Committee and our Board are submitting the selection of EY for ratification to obtain the views of stockholders and as a matter of good corporate governance. If the appointment is not ratified, our Audit Committee will reconsider whether or not to retain EY. One or more representatives of EY will be present at the 2020 Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.
Our Board unanimously recommends a vote FOR the ratification of the appointment of EY as our independent registered public accounting firm for 2020.

2020 Proxy Statement	63

Other Information
Stock Ownership
Based on a review of filings with the SEC, we have determined that the persons listed in the following table hold more than 5% of the outstanding shares of our common stock. Applicable percentages are based on 34,077,819 shares outstanding on March 10, 2020, adjusted as required by rules promulgated by the SEC.

Name and Address of Beneficial Owner	Shares		Percent of Class
BlackRock, Inc.	5,204,656	(1)	15.3%
55 East 52nd Street
New York, NY 10055
The Vanguard Group	3,767,745	(2)	11.1%
100 Vanguard Blvd.
Malvern, PA 19355
ArrowMark Colorado Holdings, LLC	3,447,563	(3)	10.1%
100 Fillmore Street, Suite 325
Denver, CO 80206

(1)
The information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 2, 2020. BlackRock, Inc. has sole voting power in respect of 5,147,222 shares and sole dispositive power in respect of 5,204,656 shares.

(2)
The information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 12, 2020. The Vanguard Group and certain related entities have sole voting power in respect of 70,878 shares and sole dispositive power in respect of 3,696,456 shares.

(3)
The information is based on a Schedule 13G filed by ArrowMark Colorado Holdings, LLC with the SEC on January 10, 2020. ArrowMark Colorado Holdings, LLC has sole voting power in respect of 3,447,563 shares and sole dispositive power in respect of 3,447,563 shares.

The following table shows the number of shares of our common stock beneficially owned as of March 10, 2020, by each of our directors, each NEO and all current directors and executive officers as a group. Applicable percentages are based on 34,077,819 shares outstanding on March 10, 2020, adjusted as required by rules promulgated by the SEC. The individuals listed in the following table have the sole power to vote or transfer the shares reflected in the table.

64	2020 Proxy Statement

Name(1)	Common Stock(2)	RSUs vesting Within 60 Days	Options exercisable Within 60 Days	Percent of Class
Kirk E. Gorman	173,315	3,590	—	*
Anthony J. Conti	99,220	2,424	—	*
Laura N. Dietch	—	2,424	—	*
Joseph Frick	55,038	2,424	—	*
Colin Hill	16,386	2,424	—	*
Tiffany Olson	—	—	—	*
Stephan Rietiker, M.D.	75,960	—	—	*
Rebecca W. Rimel	111,012	2,424	—	*
Robert J. Rubin, M.D.	175,625	3,450	—	*
Joseph H. Capper	109,501	—	1,012,156	3.2%
Heather C. Getz	34,908	—	90,172	*
Fred (Andy) Broadway III	24,316	—	52,782	*
Daniel Wisniewski	21,571	—	164,714	*
Peter F. Ferola	8,507	—	—	*
All directors and executive officers as a group (15 persons)	905,359	19,160	1,319,824	5.8%

*	Less than one percent of outstanding stock.

(1)	c/o BioTelemetry, Inc., 1000 Cedar Hollow Road, Malvern, PA 19355

(2)
Includes vested but undelivered RSUs for Mr. Gorman (163,315), Mr. Conti (99,220), Mr. Frick (54,361), Mr. Hill (13,220), Ms. Rimel (107,846) and Dr. Rubin (150,397). For Dr. Rubin, the common stock number includes 22,037 shares of common stock held through a trust. For Mr. Gorman, the common stock number includes 13,191 shares of common stock held through a trust.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to us and representations of these persons, we believe that all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10% stockholders were complied with on a timely basis for the year ended December 31, 2019, except that there was an inadvertent delay in reporting on behalf of Peter Ferola for transactions that occurred on December 31, 2019.

Equity Compensation Plan Information
All of BioTelemetry, Inc.’s outstanding equity awards have been granted under two stockholder-approved plans: the 2008 EIP and the 2017 OIP. There are no equity awards outstanding under plans for which stockholder approval was not required or sought. The following table sets forth a summary of our compensation plans under which equity securities of BioTelemetry, Inc. were authorized for issuance as of December 31, 2019:

2020 Proxy Statement	65

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,171,151	$22.66	2,184,712
Equity compensation plans not approved by security holders	—	—	—
Total	3,171,151	$22.66	2,184,712

2019 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2019 are included in our 2019 Annual Report. Our Annual Report and this proxy statement are posted on our website at www.gobio.com and are available from the SEC at its website at www.sec.gov. If you do not have access to the internet or wish to receive additional copies of our 2019 Annual Report, you may request copies of it or any exhibits thereto without charge by writing to our Corporate Secretary at BioTelemetry, Inc., 1000 Cedar Hollow Road, Malvern, PA 19355.

2021 Stockholder Proposals or Nominations
Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at the 2021 Annual Meeting, the proposal must be received by us at our principal executive offices by November 24, 2020 and comply with the procedures of Rule 14a-8 under the Exchange Act.
The proposal should be sent to the attention of the Corporate Secretary in writing: BioTelemetry, Inc., 1000 Cedar Hollow Road, Malvern, PA 19355; or by telephone: (610) 729-7000.
Our Bylaws contain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Nominations for director nominees or an item of business to be conducted must be submitted in writing to our Corporate Secretary at our executive offices and should be mailed by certified mail, return receipt requested. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2021 Annual Meeting between January 8, 2021 and February 7, 2021. If, however, the date of the annual meeting is advanced more than thirty days prior to or delayed by more than thirty days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
The nomination must contain information about the nominees as specified in our Bylaws. The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our shares.
Except as otherwise required by law, the Chairperson of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our Bylaws. You may obtain a copy of our Bylaws by contacting our Corporate Secretary at BioTelemetry, Inc., 1000 Cedar Hollow Road, Malvern, PA 19355.

66	2020 Proxy Statement

Other Matters
Management is not aware of any other matters that will be presented at the 2020 Annual Meeting other than the matters set forth in the Notice. However, if any other matter that requires a vote is properly presented at the meeting, the proxy holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

2020 Proxy Statement	67

Appendix A

BIOTELEMETRY, INC.
AMENDED AND RESTATED
2017 EMPLOYEE STOCK PURCHASE PLAN

This BioTelemetry, Inc. Amended and Restated 2017 Employee Stock Purchase Plan, as may be amended and restated from time to time (the “Plan”) is effective May 8, 2020 (the “A&R Effective Date”). If stockholder approval is not obtained, then this Plan, as amended and restated, as well as any grants made hereunder after the A&R Effective Date, shall immediately terminate and be null and void. The Plan amends and restates, in its entirety, that certain BioTelemetry, Inc. 2017 Employee Stock Purchase Plan, effective as of May 11, 2017 (the “Effective Date”) to increase the number of shares that will be offered hereunder as set forth in Section 6 hereof.

1.	Purpose and Structure of the Plan and its Sub-Plans.
1.The purpose of this Plan is (a) to provide eligible employees of the Company and Participating Companies who wish to become stockholders in the Company a convenient method of doing so, (b) to encourage employees to work in the best interests of stockholders of the Company, (c) to support recruitment and retention of qualified employees, and (d) to provide employees an advantageous means of accumulating long-term investments. It is believed that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company. This Plan document is an omnibus document which includes a sub-plan (“Statutory Plan”) designed to permit offerings of grants to employees of certain Subsidiaries that are Participating Companies where such offerings are intended to satisfy the requirements of Section 423 of the Code (although the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423 for any Subsidiary, individual, offering or grant) and also separate sub-plans (“Non-Statutory Plans”) which permit offerings of grants to employees of certain Participating Companies which are not intended to satisfy the requirements of Section 423 of the Code. Section 6 of the Plan sets forth the maximum number of shares to be offered under the Plan (and its sub-plans), subject to adjustments as permitted under Sections 19 and 20.
2.The Statutory Plan shall be a separate and independent plan from the Non-Statutory Plans, provided, however, that the total number of shares authorized to be issued under the Plan applies in the aggregate to both the Statutory Plan and the Non-Statutory Plans. Offerings under the Non-Statutory Plans may be made to achieve desired tax or other objectives in particular locations outside the United States of America or to comply with local laws applicable to offerings in such foreign jurisdictions. Offerings under the Non-Statutory Plans may also be made to employees of entities that are not Subsidiaries.
3.All employees who participate in the Statutory Plan shall have the same rights and privileges under such sub-plan except for differences that may be mandated by local law and are consistent with the requirements of Code Section 423(b)(5). The terms of the Statutory Plan shall be those set forth in this Plan document to the extent such terms are consistent with the requirements for qualification under Code Section 423. The Administrator may adopt Non-Statutory Plans applicable to particular Participating Companies or locations that are not participating in the Statutory Plan. The terms of each Non-Statutory Plan may take precedence over other provisions in this document, with the exception of Sections 6, 19 and 20 with respect to the total number of shares available to be offered under the Plan for all sub-plans. Unless otherwise superseded by the terms of such Non-Statutory Plan, the provisions of this Plan document shall govern the operation of such Non-Statutory Plan. Except to the extent expressly set forth herein or where the context suggests otherwise, any reference herein to “Plan” shall be construed to include a reference to the Statutory Plan and the Non-Statutory Plans.

2.	Definitions.
1.“Account” means the funds accumulated with respect to an individual employee as a result of deductions from such employee’s paycheck (or otherwise as permitted in certain circumstances under the terms of the Plan) for the purpose of purchasing Common Stock under this Plan. The funds allocated to an employee’s Account shall be deposited in the Company’s general corporate accounts and may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such funds allocated to an employee’s Account from any other corporate funds, except to the extent such commingling may be prohibited by the laws of any applicable jurisdiction.
2.“Administrator” means the Committee or the persons acting within the scope of their authority to administer the Plan pursuant to a delegation of authority from the Committee pursuant to Section 22.
3.“Affiliate” means an entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.
4.“Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

Appendix A

5.“Board” means the Board of Directors of the Company.
6.“Change in Control” means, except as otherwise specified in any employment agreement between the Participant and the Company or any Subsidiary or Affiliate, the occurrence of any of the following:
(a)The acquisition by any Person of Beneficial Ownership of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 2.6, the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) below; or
(b)During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(c)Consummation of (A) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if equity securities of the Company are issued or issuable in connection with the transaction (each of the events referred to in this clause (A) being hereinafter referred to as a “Business Reorganization”), or (B) a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its Subsidiaries (each an “Asset Sale”), in each case, unless, following such Business Reorganization or Asset Sale, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Reorganization or Asset Sale beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Reorganization or Asset Sale (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Reorganization or Asset Sale, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be (excluding any outstanding equity or voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Reorganization or Asset Sale as a result of their ownership, prior to such consummation, of equity or voting securities of any company or other entity involved in or forming part of such Business Reorganization or Asset Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Corporation or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the Continuing Entity or the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Reorganization or Asset Sale and (3) at least a majority of the members of the Board of Directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Reorganization or Asset Sale; or
(d)Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
7.“Code” means the Internal Revenue Code of 1986, as amended from time to time.
8.“Committee” means the Compensation Committee of the Board. The Committee may delegate its responsibilities as provided in Section 22.

Appendix A

9.“Common Stock” means the common stock of the Company.
10.“Company” means BioTelemetry, Inc., a Delaware corporation.
11. “Compensation” means, unless the Committee establishes otherwise for a future offering, all base compensation paid in cash, but excluding employer-paid leave, overtime, commissions, bonuses and all other remuneration paid to such participating employee.
12.“Enrollment Agreement” means an agreement between the Company and an employee, in such form as may be established by the Company from time to time, pursuant to which the employee elects to participate in this Plan, or elects changes with respect to such participation as permitted under the Plan.
13.“ESPP Broker” means a stock brokerage or other entity designated by the Company to establish accounts for Common Stock purchased under the Plan by participants.
14.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
15.“Fair Market Value” means the closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading, and if there were no trades on such date, on the day on which a trade occurred preceding such date.
16.“Offering Date” as used in this Plan shall be the commencement date of an offering. A different date may be set by the Committee.
17.“Participating Company” means the Company and any Subsidiary or Affiliate that has been designated by the Administrator to participate in the Plan. For purposes of participation in the Statutory Plan, only the Company and its Subsidiaries may be considered Participating Companies, and the Administrator shall designate from time to time which Subsidiaries will be Participating Companies in the Statutory Plan; provided that all current and future US Subsidiaries shall automatically be deemed Participating Companies. The Administrator shall designate from time to time which Subsidiaries and Affiliates will be Participating Companies in particular Non-Statutory Plans. The foregoing designations and changes in designation by the Administrator shall not require stockholder approval. Notwithstanding the foregoing, the term “Participating Company” shall not include any Subsidiary or Affiliate that offers its employees the opportunity to participate in an employee stock purchase plan covering the Subsidiary’s or Affiliate’s common stock.
18.“Plan” shall have the meaning indicated in the first paragraph hereof.
19.“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.
20.“Purchase Date” means one or more dates during an offering established by the Committee on which the right to subscribe for shares of Common Stock shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such offering.
21.“Purchase Price” is the price per share of Common Stock of the Company as established pursuant to Section 5 of the Plan.
22.“Subsidiary” means any corporation (other than the Company), domestic or foreign, that is in an unbroken chain of corporations beginning with the Company if, on an Offering Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as described in Code Section 424(f).
3.Employees Eligible to Participate. Any employee of a Participating Company who has been in the employ of any Participating Company so long as the employee continues to be employed with a Participating Company through and on such applicable Offering Date. An employee shall not be eligible to participate in the Plan unless, on the Offering Date, such employee has been in the employ of a Participating Company for such continuous period preceding such Offering Date as the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Committee may provide that no employee shall be eligible to participate in the Plan unless, on the Offering Date, such employee’s customary employment with a Participating Company is more than twenty (20) hours per week and more than five (5) months per calendar year or other such criteria as the Committee may determine consistent with Section 423 of the Code. Notwithstanding the foregoing, employees of a Participating Company who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) shall not be eligible to participate in the Statutory Plan if: (i) the grant of an option under

Appendix A

the Plan to such employee is prohibited under the laws of such jurisdiction; or (ii) compliance with the laws of such foreign jurisdiction would cause the Statutory Plan to violate the requirements of Section 423 of the Code. During paid leaves of absence approved by the Committee and meeting the requirements of the applicable treasury regulations promulgated under the Code, a participant may elect to continue participation in the Plan for three months or for such longer period as permitted under applicable treasury regulations.
4.Offerings. During the term of the Plan, the Committee may from time to time provide for time periods (each, an “offering”) under which the Committee will grant or provide for the right to subscribe for shares of Common Stock under the Plan to employees (consisting of one or more Purchase Dates) on an Offering Date or Offering Dates selected by the Committee. Each offering will be for the period established by the Committee within its discretion; provided that as of the A&R Effective Date, each offering shall be a consecutive twenty-four (24) month period unless otherwise determined by the Committee. Each offering shall provide for one or more Purchase Dates during such offering as determined by the Committee within its discretion; provided that as of the A&R Effective Date, each offering shall provide for four (4) Purchase Dates on the last day of each consecutive six (6) month period during such offering unless otherwise determined by the Committee. In order to become eligible to participate in an offering and purchase shares, an employee must complete and submit an Enrollment Agreement and any other necessary documents before the Offering Date of the particular offering in which he or she wishes to participate as described in Sections 7 and 8 hereof. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering. The Committee may, within its discretion, establish (i) different durations for an offering; (ii) different terms for one or more offerings and/or (iii) different commencing and ending dates for such offerings; provided, however, that in no event shall any offering exceed twenty-seven (27) months. In the event the first or the last day of an offering is not a regular business day, then the first day of the offering shall be deemed to be the next regular business day and the last day of the offering shall be deemed to be the last preceding regular business day.
5.Price. The Purchase Price per share shall be eighty-five percent (85%) of the lesser of (i) the Fair Market Value of the Common Stock on the Offering Date of such offering and (ii) the Fair Market Value of the Common Stock on the applicable Purchase Date of such offering.
6.Number of Shares to be Offered. The maximum number of shares that will be offered under the Plan is 1,000,000 shares, subject to adjustment as permitted under Section 20. The shares to be sold to participants under the Plan will be Common Stock of the Company. If the total number of shares for which options are to be granted on any date in accordance with Section 12 exceeds the number of shares then available under the Plan or a given sub-plan (after deduction of all shares for which options have been exercised under the Plan or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as it determines is practicable and equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of the reduction to each employee affected. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury shares.

7.	Participation.
1.An eligible employee may become a participant in the Plan by completing an Enrollment Agreement provided by the Company and submitting it to the Company, or with such other entity designated by the Company for this purpose, during the enrollment period designated by the Company for the offering to which it relates. The Enrollment Agreement may be completed at any time after the employee becomes eligible to participate in the Plan (but in no event later than the last day of the enrollment period to which the offering relates in order to participate in such offering), and will be effective as of the Offering Date next following the receipt of a properly completed Enrollment Agreement by the Company (or the Company’s designee for this purpose).
2.Payroll deductions for a participant shall commence on the Offering Date as described above and shall continue through subsequent offerings pursuant to Section 10 until the participant’s termination of employment, subject to modification by the employee as provided in Section 8.1, and unless participation is earlier withdrawn or suspended by the employee as provided in Section 9.
3.Payroll deduction shall be the sole means of accumulating funds in a participant’s Account, except in foreign countries where payroll deductions are not allowed, in which case the Company may authorize alternative payment methods.
4.The Company may require current participants to complete a new Enrollment Agreement at any time it deems necessary or desirable to facilitate Plan administration or for any other reason.

Appendix A

8.	Payroll Deductions.
1.At the time an employee files a payroll deduction authorization, the employee shall elect to have deductions made from the employee’s Compensation on each payday during each calendar year, which shall be a flat amount or a percentage, but shall not exceed $21,250 for such calendar year (or such other amounts as the Committee may establish from time to time for a future offering), subject to the restrictions set forth in the Plan. The amount of payroll withholding for each participant for each pay period shall be generally determined by dividing the annual payroll withholding amount chosen by each participant by the total number of pay periods such participant has in such calendar year, subject to the discretion of the Committee. A participant shall not be permitted, at any time during an offering, to increase or decrease the amount to be withheld from his or her Compensation. Any increase or decrease in the amount to be withheld from the participant’s Compensation shall only be effective for the next offering, provided that the participant completes and files with the Company an amended Enrollment Agreement authorizing the increase, decrease or cessation of payroll deductions for such subsequent offering period. An amended Enrollment Agreement shall remain in effect until the participant changes such Enrollment Agreement in accordance with the terms of the Plan. The Committee may, from time to time, establish (x) limitations on the frequency and/or number of any permitted changes in the amount withheld during an offering, (y) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and (z) such other limitations or procedures as deemed advisable by the Committee in the Committee’s sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.
2.All payroll deductions made for a participant shall be credited to his or her Account under the Plan. A participant may not make any separate cash payment into his or her Account nor may payment for shares be made other than by payroll deduction, except as provided under Section 7.3.
3.A participant may withdraw from or suspend his or her participation in the Plan as provided in Section 9. A participant may also make a prospective election, by changing his or her payroll deduction amount to zero as set forth in Section 8.1, to cease participation in the Plan effective as of the next Offering Date.
4.Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, Section 21 hereof, or any other applicable law, a participant’s payroll deductions may be decreased, including to zero, at such time during any offering which is scheduled to end during the current calendar year so that the aggregate of all payroll deductions accumulated with respect to such offering and any other offering ending within the same calendar year are equal to $21,250. Payroll deductions shall recommence at the rate provided in the participant’s Enrollment Agreement at the beginning of the following offering which is scheduled to end in the following calendar year, unless the participant withdraws from an offering or the Plan, pursuant to Section 9.

9.	Withdrawal and Suspension.
1.Except during the last seventeen (17) days of an offering, an employee may withdraw from an offering, in whole but not in part, at any time during the offering for which such withdrawal is to be effective, or by any other date specified by the Administrator for a future offering, by submitting a withdrawal notice to the Company, in which event the Company will refund any deductions not already in use to purchase Common Stock and the entire balance of his or her Account as soon as practicable thereafter.
2.If an employee withdraws or suspends his or her participation pursuant to Section 9.1, he or she shall not participate in a subsequent offering unless and until he or she re-enters the Plan. To re-enter the Plan, an employee who has previously withdrawn or suspended participation by reducing payroll deductions to zero must file a new Enrollment Agreement in accordance with Section 7.1. The employee’s re-entry into the Plan will not become effective before the beginning of the next offering following his or her withdrawal or suspension.
10.Automatic Re-Enrollment. At the termination of each offering, each participating employee who continues to be eligible to participate pursuant to Section 3 shall be automatically re-enrolled in the next offering unless the employee has advised the Company otherwise. Upon termination of the Plan, any balance in each employee’s Account shall be refunded to such employee.
11.Interest. No interest will be paid or allowed on any money in the Accounts of participating employees, except to the extent payment of interest is required by the laws of any applicable jurisdiction.
12.Granting of Option. On each Offering Date, this Plan shall be deemed to have granted to the participant an option for as many shares (which may include a fractional share) as the employee will be able to purchase with the amounts credited to the employee’s Account during such employee’s participation in that offering. Notwithstanding the foregoing, no participant may purchase more than 12,500 shares of Common Stock during any single offering.

Appendix A

13.	Exercise of Option.
1.On each Purchase Date during an offering, the balance of each participant’s Account shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable offering, at the Purchase Price.
2.In the event that the Administrator determines for a future offering that fractional shares may not be issued, any cash balance remaining in a participant’s Account at the termination of an offering that is not sufficient to purchase a whole share of Common Stock, shall be carried over in the participant’s Account and applied to the purchase of Common Stock in the next offering, provided the participant participates in the next offering and the purchase complies with Section 21. If the Participant does not participate in the next offering, such remaining cash balance shall be refunded to the participant as soon as practical after the Purchase Date.
3.Any amount remaining to the credit of a participant’s Account after the purchase of shares by the Participant on a Purchase Date which is sufficient to purchase one or more full shares of Common Stock shall be refunded to the participant as soon as practical after the Purchase Date.
14.Tax Obligations. To the extent any (i) grant of an option to purchase shares, (ii) purchase of shares, or (iii) disposition of shares purchased under the Plan gives rise to any tax withholding obligation (including, without limitation, income and payroll withholding taxes imposed by any jurisdiction) the Administrator may implement appropriate procedures to ensure that such tax withholding obligations are met. Those procedures may include, without limitation, increased withholding from an employee’s current compensation, cash payments to the Company or another Participating Company by an employee, or a sale of a portion of the Common Stock purchased under the Plan, which sale may be required and initiated by the Company.
15.Employee’s Rights as a Stockholder. No participating employee shall have any right as a stockholder with respect to any shares until the shares have been purchased in accordance with Section 13 above and the Common Stock has been issued by the Company.

16.	Evidence of Stock Ownership.
1.Following the end of each offering, the number of shares of Common Stock purchased by each participant shall be deposited into an account established in the participant’s name at the ESPP Broker.
2.A participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his or her ESPP Broker account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant’s ESPP Broker account until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of participant’s choosing.
3.Notwithstanding the above, a participant who is not subject to income taxation under the Code may move his or her shares to another brokerage account of his or her choosing at any time, without regard to the satisfaction of the Section 423(a) holding period.
17.Rights Not Transferable. No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her Account or an option or any rights with regard to the exercise of an option or rights to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, the action or claim will be treated as an election to withdraw funds in accordance with Section 9. During the employee’s lifetime, only the employee can make decisions regarding the participation in or withdrawal from an offering under the Plan.

18.	Termination or Transfer of Employment.
1.Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the Account of a participating employee shall be paid to the employee or his or her estate. Whether and when employment is deemed terminated for purposes of this Plan shall be determined by the Administrator in its sole discretion and may be determined without regard to statutory notice periods or other periods following termination of active employment.

Appendix A

2.In the event that a participant who is an employee of a Participating Company in a Non-Statutory Plan is transferred and becomes an employee of a different Participating Company in a Non-Statutory Plan, during an offering, such individual may, subject to the terms and eligibility of the Non-Statutory Plan of the new employer, become a participant under the Non-Statutory Plan of the new employer for the duration of the offering in effect at that time. Unless otherwise required under local law, any payroll deductions or other approved contributions may continue to be held by the Participating Company former employer of the participant for the remainder of the offering. At the next Purchase Date, all payroll deductions and other approved contributions made by or to such Participating Company former employer and/or the employer Participating Company shall be aggregated for the purchase of shares of Common Stock under, and subject to the terms and limitations of, the Non-Statutory Plan of the new employer.
3.In the event that an employee of a Participating Company in the Statutory Plan and who is a participant in the Statutory Plan is transferred and becomes an employee of a Participating Company in a Non-Statutory Plan during an offering, such individual may, subject to the terms and eligibility of the Non-Statutory Plan of the new employer, become a participant under the Non-Statutory Plan of the new employer for the duration of the offering in effect at that time. Unless otherwise required under local law, any payroll deductions may continue to be held by the Participating Company former employer for the remainder of the offering. At the next Purchase Date, all payroll deductions and other approved contributions made by or to the Participating Company former employer and/or the employer Participating Company may be aggregated for the purchase of shares of Common Stock under, and subject to the terms and limitations of, the Non-Statutory Plan of the new employer.

19.	Amendment or Discontinuance of the Plan.
1.The Board may amend the Plan in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law or regulation, stockholder approval will be required for any amendment that will (i) increase the total number of shares as to which options may be granted under the Plan, except as provided in Section 20, (ii) modify the class of employees eligible to receive options, or (iii) otherwise require stockholder approval under any applicable law or regulation; and provided further, that except as provided in this Section 19, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any Participant.
2.The Plan shall continue in effect for ten years after the date of its adoption by the Board. Notwithstanding the foregoing, the Board may at any time and for any reason suspend or terminate the Plan. During any period of suspension or upon termination of the Plan, no options shall be granted.
3.Except as provided in Section 20, no such termination of the Plan may affect options previously granted, provided that the Plan or an offering may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an offering then in progress if the Board determines that termination of the Plan and/or the offering is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the offering would cause the Company to incur adverse accounting charges as a result of a change after the Effective Date in the generally accepted accounting rules applicable to the Plan.
20.Changes in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase including, without limitation, closing an offering early and permitting purchase on the last business day of the reduced offering period, or terminating an offering and refunding participants’ Account balances.
21.Share Ownership. Notwithstanding anything in the Plan to the contrary, no employee shall be permitted to subscribe for any shares under the Plan if the employee, immediately after such subscription, owns shares (including all shares that may be purchased under outstanding subscriptions under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations. For the foregoing purposes the rules of Section 424(d) of the Code shall apply in determining share ownership, and shares the employee may purchase under outstanding options shall be treated as owned by the employee. In addition, no employee shall be allowed to subscribe for any shares under the Plan that permit his or her rights to purchase shares under all “employee stock purchase plans” of the Company and its parent or subsidiary corporations to accrue at a rate that exceeds $25,000 of Fair Market Value of such shares (determined at the time such right to subscribe is granted) for each calendar year in which the right to subscribe is outstanding at any time. Notwithstanding the above, lower limitations may be imposed with respect to participants in a Non-Statutory Plan or participants in the Statutory Plan who are subject to laws of another jurisdiction where lower limitations are required.

Appendix A

22.	Administration and Board Authority.
1.The Plan shall be administered by the Board. The Board has delegated its full authority under the Plan to the Committee, and the Committee may further delegate any or all of its authority under this Plan to such senior officer(s) of the Company as it may designate, to the extent not prohibited by law or rules of the Nasdaq Stock Market. Notwithstanding any such delegation of authority, the Board may itself take any action under the Plan in its discretion at any time, and any reference in this Plan document to the rights and obligations of the Committee shall be construed to apply equally to the Board. Any references to the Board mean only the Board. The authority that may be delegated by the Committee includes, without limitation, the authority to (i) establish Non-Statutory Plans and determine the terms of such sub-plans (including, without limitation, rules and procedures regarding handling of payroll deductions or other approved contributions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements and determining the eligible employees that may enroll in a Non-Statutory Plan), (ii) designate from time to time which Subsidiaries will participate in the Statutory Plan, which Subsidiaries and Affiliates will be Participating Companies, and which Participating Companies will participate in a particular Non-Statutory Plan, (iii) determine procedures for eligible employees to enroll in or withdraw from a sub-plan, setting or changing payroll deduction amounts, and obtaining necessary tax withholdings, (iv) allocate the available shares under the Plan to the sub-plans for particular offerings, and (v) adopt amendments to the Plan or any sub-plan including, without limitation, amendments to increase the shares available for issuance under the Plan pursuant to Section 20 (but not including increases in the available shares above the maximum permitted by Sections 6 and 20 which shall require Board and stockholder approval).
2.The Administrator shall be vested with full authority and discretion to construe the terms of the Plan and make factual determinations under the Plan, and to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant. The Administrator may retain outside entities and professionals to assist in the administration of the Plan including, without limitation, a vendor or vendors to perform enrollment and brokerage services. The authority of the Administrator will specifically include, without limitation, the power to make any changes to the Plan with respect to the participation of employees of any Subsidiary or Affiliate that is organized under the laws of a country other than the United States of America when the Administrator deems such changes to be necessary or appropriate to achieve a desired tax treatment in such foreign jurisdiction or to comply with the laws applicable to such non-U.S. Subsidiaries or Affiliates. Those changes may include, without limitation, the exclusion of particular Subsidiaries or Affiliates from participation in the Plan; modifications to eligibility criteria, maximum number or value of shares that may be purchased in a given period, or other requirements set forth herein; and procedural or administrative modifications. Any modification relating to offerings to a particular Participating Company will apply only to that Participating Company, and will apply equally to all similarly situated employees of that Participating Company. The rights and privileges of all employees granted options under the Statutory Plan shall be the same. To the extent any changes approved by the Administrator would jeopardize the tax-qualified status of the Statutory Plan, the change shall cause the Participating Companies affected thereby to be considered Participating Companies under a Non-Statutory Plan or Non-Statutory Plans instead of the Statutory Plan.
3.Notwithstanding the provisions of Sections 22.1 and 22.2 above, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not “disinterested” as that term is used in Rule 16b-3.
23.Notices. All notices or other communications by a participant to the Company or other entity designated for a particular purpose under or in connection with the Plan shall be deemed to have been duly given when received by the Company or other designated entity, or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
24.Change of Control. In the event of a Change of Control, each outstanding option shall be assumed or an equivalent option substituted by the successor company or parent thereof (the “Successor Company”). In the event that the Successor Company refuses to assume or substitute for the option, any offering then in progress shall be shortened by setting a new Purchase Date. The new Purchase Date shall be a specified date before the date of the Change of Control. The Administrator shall notify each participant in writing, prior to the new Purchase Date, that the Purchase Date for the participant’s option has been changed to the new Purchase Date and that the participant’s option shall be exercised automatically on the new Purchase Date, unless prior to such date the participant has withdrawn from an offering then in progress or the Plan as provided in Section 9.

Appendix A

25.Dissolution or Liquidation of the Company. In the event of the proposed dissolution or liquidation of the Company, the offering then in progress shall be shortened by setting a new Purchase Date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The new Purchase Date shall be a specified date before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, prior to the new Purchase Date, that the Purchase Date for the participant’s option has been changed to the new Purchase Date and that the participant’s option shall be exercised automatically on the new Purchase Date, unless prior to such date the participant has withdrawn from an offering then in progress or the Plan as provided in Section 9.
26.Limitations on Sale of Stock Purchased Under the Plan. The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of the employee’s own affairs. An employee, therefore, may sell Common Stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable Federal, state or foreign securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE COMPANY’S STOCK.
27.Governmental Regulation/Compliance with Applicable Law/Separate Offering. The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares. All participants in the Plan shall be subject to applicable provisions of the Company’s insider trading policies. In addition, the terms of an offering under this Plan, or the rights of an employee under an offering, may be modified to the extent required by applicable law. For purposes of this Plan, the Administrator also may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Companies will participate, even if the dates of the offerings are identical.
28.No Employment/Service Rights. Nothing in the Plan shall confer upon any employee the right to continue in employment for any period of specific duration, nor interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary or Affiliate employing such person), or of any employee, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.
29.Dates and Times. All references in the Plan to a date or time are intended to refer to dates and times determined pursuant to U.S. Eastern Standard Time. Business days for purposes of the Plan are U.S. business days.
30.Masculine and Feminine, Singular and Plural. Whenever used in the Plan, a pronoun shall include the opposite gender and the singular shall include the plural, and the plural shall include the singular, whenever the context shall plainly so require.
31.Governing Law. The Plan shall be governed by the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.
32.No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such Committee member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

2020 ANNUAL MEETING OF STOCKHOLDERS OF

BioTelemetry inc

Friday, May 8, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **+1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have this Proxy Card available when you call and use the Company Number and Account Number shown.

Vote online/by phone until 11:59 PM ET the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to be Held on May 8, 2020
This Proxy Statement and our 2019 Annual Report on Form 10-K are available at gobio.com in the "Investor Relations" section.

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or Telephone.

00033333300000001000 2 050820

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the three nominees for Class I director in Proposal 1, FOR Proposals 2, 3 and 4 and, in the discretion of the proxy holders named herein, on any other matters that may properly come before the 2020 Annual Meeting and any adjournment(s) or postponement(s) thereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET
BIOTELEMETRY, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 8, 2020 AT 8:30 A.M.

BioTelemetry, Inc.

1000 Cedar Hollow Road, Suite 102
Malvern, PA 19355

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2020

The undersigned hereby appoints Joseph H. Capper and Cody Wm. Cowper, and each of them, as attorneys and proxies of the undersigned, each with full power of substitution, to vote all shares of common stock of BioTelemetry, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of BioTelemetry, Inc. to be held at 8:30 AM, Eastern Time, on Friday, May 8, 2020 at the The Ritz-Carlton Philadelphia, 10 Avenue of the Arts, Philadelphia, PA 19102, and at any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters set forth herein and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the meeting.

If you sign and deliver your proxy card, but you do not provide voting instructions, your proxy will be voted FOR each of the three nominees for Class I director, Proposal One, FOR Proposal Two, Three and Four and, with respect to any other matter that may be properly presented at the annual meeting, in the discretion of the proxy holder. This way your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, we recommend that you complete, sign and return your proxy card in advance of the annual meeting as your plans may change.

(Continued and to be signed on the reverse side.)

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